UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to § 240.14a-12

CHYRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

April 2, 2010

Dear Shareholders:

On behalf of the Board of Directors and management of Chyron Corporation (the “Company”), I cordially invite you to attend the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 19, 2010, at 9:30 a.m., at Chyron Corporation, 5 Hub Drive, Melville, NY 11747.

           The matters to be acted upon at the meeting are described in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received electronically or by mail and in the notice included with this Proxy Statement. In addition, the executive officers of the Company will review major developments here at Chyron, and they, the directors and the Company’s independent registered public accountants will be present to respond to appropriate questions that you may have. We have also made available the Company’s Annual Report on Form 10-K for 2009 with this Proxy Statement. This report describes the financial and operational activities of the Company.

Again this year we have provided access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the “Information Concerning Vote” section of this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that you cast your vote. Voting instructions appear within this Proxy Statement as well as in the proxy card or Notice you received. Please vote as soon as possible. Representation in person or by proxy of at least a majority of all outstanding shares of the Company’s Common Stock entitled to vote at the meeting is required to constitute a quorum.

We look forward to greeting our shareholders at the meeting.

Sincerely,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive
Officer and Director

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
PLEASE VOTE AS SOON AS POSSIBLE SO AS TO ENSURE A QUORUM AT THE MEETING.

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2010

April 2, 2010

To the Shareholders of Chyron Corporation:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Chyron Corporation, a New York corporation (hereinafter the “Company”), will be held at Chyron Corporation, 5 Hub Drive, Melville, NY 11747 on Wednesday, May 19, 2010 at 9:30 a.m. for the following purposes, each of which are more fully described in the attached Proxy Statement:

1.
To elect seven (7) directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal;

2.
To approve a proposed amendment to the Company’s 2008 Long-Term Incentive Plan to increase the maximum number of authorized shares by 3 million and to remove the section providing for automatic annual grants of stock options to non-employee directors;

3.	To ratify the appointment of BDO Seidman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and,
4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation in person or by proxy of at least a majority of all outstanding shares of Common Stock on the record date is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company’s offices at 5 Hub Drive, Melville, New York, 11747, for the 10 calendar days immediately preceding May 19, 2010.

Whether or not you plan to attend the Annual Meeting, please vote by following the instructions on your Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received electronically or by mail, the section entitled “Information Concerning Vote - How Do I Vote?” of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.  You may change or revoke your proxy at any time before it is voted.

By Order of the Board of Directors,

/s/ Jerry Kieliszak
Jerry Kieliszak
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2010
The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, are available at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available. The control number appears on your proxy card/notice.

CHYRON CORPORATION

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

PROXY STATEMENT

For Annual Meeting of Shareholders to be Held on May 19, 2010

INFORMATION CONCERNING VOTE
General

We have made these materials available to you on the Internet, or, upon your request, delivered printed versions of these materials in connection with the solicitation of proxies by the Board of Directors of Chyron Corporation, a New York corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on Wednesday, May 19, 2010, at 9:30 a.m. and at any and all adjournments thereof (the “Annual Meeting”), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at Chyron Corporation, 5 Hub Drive, Melville, NY 11747.

This Notice of Annual Meeting of Shareholders and Proxy Statement and form of proxy are being distributed and made available on or about April 8, 2010.  Although not part of this Proxy Statement, we have also made available with this Proxy Statement our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2009.

Important Message About Voting Your Shares

If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for Proposal 1 of this Proxy Statement for the election of directors.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other holder of record was allowed to vote those shares on your behalf in the election of directors as it felt appropriate. Recent changes in regulation were made to take away the ability of your bank, broker or other holder of record to vote your uninstructed shares in the election of directors on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record how to vote in the election of directors, no votes will be cast on Proposal 1 on your behalf.  Your bank, broker or other holder of record will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3 of this Proxy Statement).  They will not have discretion to vote uninstructed shares on the other proposals.

If you are a registered shareholder (shareholder of record) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was provided electronically or by mail to most of our shareholders, will instruct you how you may access and review all of the proxy materials on the Internet. The Notice also instructs you how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Who Can Vote?

Only shareholders of record at the close of business on March 31, 2010 are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2010, 15,914,437 shares of common stock, par value $.01 per share (the “Common Stock”), of the Company were issued and outstanding. This is our only class of voting stock. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy.  If you vote by proxy, the individuals named on the proxy card, or your “proxies”, will vote your shares in the manner you indicate.  You may specify whether your shares should be voted for all, some or none of the nominees for director or withheld from all or any one of the nominees for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals.  Voting by proxy will not affect your right to attend the Annual Meeting.

If you are a registered shareholder (shareholder of record) and:

•	you received a proxy card by mail, you may vote your shares in one of four ways:

•
Vote by mail by marking, signing and dating your proxy card and returning it in the business reply envelope provided and return it to Chyron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, USA 11717, or

•
Vote via the Internet by going to www.proxyvote.com, have your vote instruction form in hand, and follow the simple instructions.  (When voting online, you may also give your consent to have all future proxy materials delivered to you electronically.); or

•	Vote via telephone by calling, toll-free, 1-800-690-6903 and have your vote instruction form in hand and follow the recorded instructions; or
•	Attend and vote at the meeting in person.

•	you are enrolled in the electronic delivery program and/or received a Notice, you may vote your shares in one of three ways:
•	via the Internet (see instruction above); or
•	attend and vote at the meeting in person; or
•	if you request to receive a paper copy of the proxy materials, you can vote by mail.

Please note, voting via the Internet and telephone will only be available until 11:59 p.m. on May 18, 2010, the day prior to the Annual Meeting.

If your shares are held in street name, your broker, bank or other holder of record will provide you with a voting instruction card so you can instruct them how to vote your shares. As an alternative to submitting your voting instructions by mail, you may be able to submit your voting instructions via the Internet or by telephone. Please refer to the voting instruction card for more information about how to vote your street name shares. If your shares are held in street name, you are not a shareholder of record of those shares and you may not vote them in person at the Annual Meeting unless you have a legal proxy, from the holder of record, which you should obtain from the holder of record and bring with you to the Annual Meeting.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Company’s Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the amendment to the Company’s 2008 Long-Term Incentive Plan; and,

•	“FOR” ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2010.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change your vote or revoke your proxy at any time prior to the polling of votes at the Annual Meeting as follows:

For registered shareholders, if you voted by proxy card and mailed it in the enclosed pre-paid envelope, you may revoke such proxy by notice in writing to the Secretary of the Company, or change your vote by signing another later dated proxy card and sending it to the Secretary of the Company, at the above address. If you voted by Internet or telephone, you may change your vote by voting again by Internet or telephone prior to the Annual Meeting. Alternatively, you may revoke your proxy or change your vote at the Annual Meeting prior to the polling of votes.

For shares held in street name, you should contact your broker, bank or other nominee about revoking your proxy and changing your vote prior to the meeting.

Your most current proxy card or telephone or Internet vote is the one that is counted.

Will My Shares be Voted if I Do Not Vote?

If you are a registered shareholder, your shares will not be voted if you do not vote as described above under “How Do I Vote?”.  If your shares are held in street name and you do not provide voting instructions to the broker, bank, or other holder of record that holds your shares as described above under “How Do I Vote?”, the broker, bank or other holder of record has the authority to vote your unvoted shares on the proposal for the ratification of the independent registered public accounting firm even if it does not receive instructions from you, but cannot vote for you on any of the other proposals. Therefore, we encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

Voting Procedures

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who shall separately tabulate affirmative and negative votes, withheld votes, abstentions and, if applicable, any broker non-votes.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Votes of shareholders of record who are present at the meeting, in person or by proxy, abstentions and any broker non-votes will be counted in determining whether a quorum exists.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1 – Election of Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.  You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees.  Votes that are withheld will not be included in the vote tally for the election of directors.  Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name for the election of directors.  As a result, any shares not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.

Proposal 2 – Amendment to the 2008 Long-Term Incentive Plan
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve the amendment to the 2008 Long-Term Incentive Plan.  Abstentions will have no effect on the results of this vote.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
The affirmative vote of the majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm.  Abstentions will have no effect on the results of this vote.  Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.  We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm.  However, if our shareholders do not ratify the selection of BDO Seidman LLP as our independent registered public accounting firm for 2010, our Audit Committee of our Board of Directors will reconsider its selection.

In their best judgment, the proxies, Messrs. Michael Wellesley-Wesley and Roger Ogden, are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Annual Meeting that the Board of Directors of the Company does not know a reasonable time prior to this solicitation will be presented at the Annual Meeting. At the time this Proxy Statement was made publicly available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Under the New York Business Corporation Law, shareholders are not entitled to dissenter’s rights of appraisal with respect to any matters to be considered and voted on at the Annual Meeting, and the Company will not independently provide shareholders with any such right.

Solicitation of Proxies

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone or fax. We will also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies.  We will then reimburse them for their expenses.

Householding

The Company has adopted a procedure termed “Householding”, as it is permitted to do by the SEC. Under this procedure a single copy of the Notice and, if applicable, the Annual Report and Proxy Statement, is sent to any address at which two or more shareholders reside if it appears that they are members of the same family, or, with their prior express or implied consent. By utilizing householding, the Company saves on printing, mailing and processing costs in connection with its solicitation of proxies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If a single copy of the Notice, and if applicable, the Annual Report and Proxy Statement, was delivered to your address that you share with another shareholder and you wish to receive a separate copy at no charge, please contact Broadridge, the Company’s proxy services provider, via the Internet at www.proxyvote.com, by calling toll free 1-800-579-1639 or via email (send a blank email with your 12-digit control number, located on your proxy notice, in the subject line to this email address:   sendmaterial@proxyvote.com).

If you are a registered shareholder and share an address and last name with one or more other registered shareholders and you wish to continue to receive separate Notices and, if applicable, Annual Reports and Proxy Statements, you may revoke your consent to householding by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717 or by calling toll free 1-800-542-1061 and following the voice prompts. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

If you are receiving more than one copy of the Notice and, if applicable, the Annual Report and Proxy Statement, at the address you share with one or more other registered shareholders, you may elect to participate in the householding program by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, N.Y. 11717.

If your shares are held in street name, please contact your bank, broker or other holder of record to request information about householding.

Electronic Access and Delivery

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Registered shareholders who receive a printed Annual Report, Proxy Statement and proxy materials in the mail may sign up for electronic delivery instead by going to www.proxyvote.com. If you vote through the Internet, you may also elect electronic delivery by following the instructions that appear after you have voted. Street name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of electronic delivery.

If you are enrolled in electronic delivery but you nonetheless wish to receive a printed Annual Report and Proxy Statement, you may request one at no charge by contacting Broadridge via the Internet at www.proxyvote.com, by calling toll free 1-800-579-1639 or via email (send a blank email with your 12-digit control number, located on your proxy notice, in the subject line to this email address:   sendmaterial@proxyvote.com).

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PROPOSAL 1 - ELECTION OF DIRECTORS

Upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated the seven persons listed below to be elected as directors at the Annual Meeting and to hold office until the next Annual Meeting or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

Director Nominees

The following table sets forth certain information with respect to the nominees for director:

Director of the
Name	Company Position and Offices Held	Company Since

Susan Clark-Johnson	Director, Member of the Audit Committee and	March 2010
Member of the Compensation Committee

Peter F. Frey	Director, Chairman of the Audit Committee	May 2008

Christopher R. Kelly	Director, Member of the Compensation	August 1999
Committee, Chairman of the Corporate
Governance and Nominating Committee

Roger L. Ogden	Chairman of the Board of Directors,	May 2008
Member of the Audit Committee and Chairman
of the Compensation Committee

Robert A. Rayne	Director, Member of the Corporate Governance	May 2008
and Nominating Committee

Michael I. Wellesley-Wesley	President, Chief Executive Officer and Director	May 1995

Michael C. Wheeler	Director	February 2006

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, their specific experience, qualifications, attributes, skills or other areas of expertise that they possess that is relevant to their service as a director, and the names of other public companies in which such persons hold, or in the past five years have held, directorships.

Susan Clark-Johnson, age 63, has served as Executive Director of the Morrison Institute for Public Policy at Arizona State University since May 2009.  She served as President of the Gannett Newspaper Division of Gannett Co., Inc., a publicly traded company, from September 2005 until her retirement in May 2008.  From August 2000 until September 2005 she was Chairman and CEO of Phoenix Newspapers, Inc. The board selected Ms. Clark-Johnson to serve as a director because she brings a breadth of operational and managerial experience, both domestically and internationally, in the newspaper industry.  Ms. Clark-Johnson currently serves as a member of the board of directors of Pinnacle West Capital Corporation, a publicly-traded holding company which, through its affiliates, provides energy and energy-related products to customers in Arizona and conducts real estate development and investment activities in the western United States.

Peter F. Frey, age 50, is a private investor and a retired partner of TRG Management, an emerging markets asset management/hedge fund business, where he was responsible for sales, marketing and product development from March 2003 until he retired in June 2007. Prior to this he spent more than 17 years at JP Morgan, mostly in the Emerging Markets Group, where he held a series of increasingly significant positions including Global Head of Sales, was Managing Director from 1993 to 2001 and, during his last two years, was Co-Head of U.S. Fixed Income Sales. The board selected Mr. Frey to serve as a director because they believe he possesses extensive knowledge of the capital markets, and his experience in sales and marketing provides Company management with assistance in developing stronger customer relationships.  He is a member of the board of trustees of Exit Art, a non-profit cultural organization in New York City, and is a member of Vassar College’s President’s Advisory Council.

Christopher R. Kelly, age 50, has been the owner of Fortuna Investments since 1997, where he specializes in private investments and venture capital.  The board selected Mr. Kelly to serve as a director because they believe he possesses valuable broadcast industry expertise, having served in senior management positions in broadcast companies for 17 years, and, as a private investor since 1997 brings extensive knowledge of the capital markets.  He is currently a member of the board of directors of Epoll, a privately held online research company, and Altrec, a privately held online retailer.  He formerly served, until 2009, as a director of Ensequence, a privately held interactive television software and professional services company.

Roger L. Ogden, age 64, currently serves as an independent consultant to several broadcast related companies. From August 1997 to July 2005 he served as President and General Manager of KUSA Television in Denver, Colorado where he had overall management responsibility for this local NBC affiliate station, and as a Senior Vice President of the Gannett Television Division of Gannett Co., Inc. From July 2005 until his retirement in July 2007, he was President and CEO of the Gannett Television Division, where he had overall responsibility for 23 television stations owned by Gannett and also served as Senior Vice President of Design, Innovation and Strategy for Gannett Co., Inc., encouraging development of new business ideas and improved processes, from June 2006 until July 2007.  The board selected Mr. Ogden to serve as a director, and since October 2008 as Chairman of the board, due to his extensive experience in the broadcast industry for 35 years, including top leadership positions at major companies including NBC, General Electric and Gannett; his international experience including President of NBC/CNBC Europe for two years; and his experience as a current director and chairman of the compensation committee of the board of directors at E.W. Scripps Company,  a publicly traded media company with interests in newspaper publishing, broadcast television stations, and licensing and syndication.

Robert A. Rayne, age 61, has been the Chief Executive Officer of LMS Capital plc, an international investment company, since June 2006, when the investment business of London Merchant Securities plc was demerged and LMS Capital was formed to hold this business. Mr. Rayne was employed by London Merchant Securities from 1968 to February 2007 and served as its Chief Executive Officer from May 2001 to February 2007.  The board selected Mr. Rayne to serve as a director because they believe he possesses a wealth of experience as a director and investor in broadcasting and related businesses.  He served for nine years as a director and then Chairman of the board of a U.K. radio station, was an investor and director of one of the major teleprompting companies in the U.K. and U.S., and was involved in the consortium that produced one of the U.K.’s first satellite companies in the early 1980’s prior to its acquisition.  He is a member of the board of directors of the following publicly-traded companies:  Weatherford International Inc., a provider of advanced products and services serving the oil well and gas industries; Derwent London plc, a leading central London, U.K. real estate investment trust, where he also serves as Non-Executive Chairman of the board; and LMS Capital plc.  Until January 2007, he served as a director of London Merchant Securities Ltd (formerly plc), a publicly traded property and development company. Additionally, Mr. Rayne serves, and over the past five years has served, as a director of numerous privately held companies.

Michael I. Wellesley-Wesley, age 57, is the Company’s President and Chief Executive Officer, a position he has held since February 2003. Prior to this, he served as a consultant to the Company from July 2001. He formerly held the position of Chairman of the Board of Directors of the Company through February 2002 and previously served as Chief Executive Officer of the Company from July 1995 through June 1997. The board selected Mr. Wellesley-Wesley to serve as a director because he is the Company’s President and Chief Executive Officer and has 15 years of experience as a director, Chairman and/or CEO of the Company and they believe he possesses extensive experience in television cable program networks and broadcast solutions.  His past experience includes serving as a director of Financial News Network for seven years, Chief Operating Officer for Financial News Network, Infotechnology and United Press International for a combined two years, and a director of Data Broadcasting Corporation, a publicly held provider of financial information services, for three years, and was a Managing Director of Soundview Ventures for two years.

Michael C. Wheeler, age 60, has, since April 1999, served as Managing Partner of Westerly Partners, LLC, an investment advisory firm providing strategic, financial and technology solutions to early stage companies focused on new media and technology industries.  The board selected Mr. Wheeler to serve as a director because of his over forty years of experience, including senior management positions, at broadcast media and entertainment companies including CBS, NBC, Viacom and MTV.  He served as a director at Firebrand Media Inc., a privately held multimedia programming company.

Board of Directors and Committees of the Board of Directors

The Board of Directors currently consists of 7 directors, all of whom are standing for re-election at this year’s Annual Meeting of Shareholders. Six of the 7 directors standing for re-election are “independent directors” as defined in the corporate governance rules of The NASDAQ Stock Market LLC (“NASDAQ”).  Mr. Wellesley-Wesley, the Company’s Chief Executive Officer, does not meet that definition by virtue of his current employment with the Company.  The Corporate Governance and Nominating Committee considered whether Mr. Wheeler qualifies as an independent director under NASDAQ rules, given his agreements with the Company in 2008 and 2009 as disclosed under “Certain Relationships and Related Transactions” in this Proxy Statement, and concluded that he qualifies as an independent director because he did not receive in excess of $120,000 during any period of twelve consecutive months within the preceding three years for service other than as a director and because his agreements with the Company do not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.  Also, Mr. Richard P. Greenthal, who served as a director during 2009 until his resignation effective October 1, 2009, qualified as an “independent director” as defined in the corporate governance rules of NASDAQ.

Attendance at Board and Shareholder Meetings

During 2009, the Board of Directors held 5meetings and the various committees of the Board of Directors held a total of 15 meetings. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served.

The Company’s directors and the nominees for director are expected to attend the Company’s Annual Meeting of shareholders, either in person or by telephone. All of the Company’s directors, except one, attended last year’s Annual Meeting of shareholders.

Committees of the Board of Directors

The Board of Directors currently has a standing Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee.

Compensation Committee.  The current members of the Compensation Committee are Messrs. Ogden, who serves as Chairman, and Kelly, and Ms. Clark-Johnson, all of whom are independent directors under the corporate governance rules of NASDAQ.  During 2009 the Compensation Committee held 7 meetings. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors on all matters concerning the remuneration of the Company’s executive officers, including administering the Company’s 2008 Long-Term Incentive Plan and other compensation plans. In particular, the Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. In meeting this responsibility, neither the Compensation Committee nor management relies on the services of compensation consultants. The charter of the Compensation Committee is posted on the Company’s website at www.chyron.com, click on Investors, and then click on Corporate Governance. Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

Audit Committee.  The current members of the Audit Committee are Messrs. Frey, who serves as Chairman, and Ogden, and Ms. Clark-Johnson. In addition, our former director, Mr. Greenthal, served on the Audit Committee until his resignation from the Board of Directors on October 1, 2009.  All of the Audit Committee members are (and in the case of Mr. Greenthal, were) qualified under the audit committee independence standards promulgated by NASDAQ and the SEC. The Audit Committee held 6 meetings during 2009. The Audit Committee is responsible for approval of the engagement of the Company’s independent registered public accountants and for: reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies; reviewing the Company’s system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established; reviewing the Company’s accounting and financial reporting processes; reviewing and appraising with management the performance of the Company’s independent registered public accountants; and providing an open avenue of communication between the independent registered public accountants and the Board. The charter of the Audit Committee is posted on the Company’s website at www.chyron.com, click on Investors, and then click on Corporate Governance. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement.

The Board of Directors has determined that Mr. Ogden meets the definition of “financially sophisticated” as required by the corporate governance rules of NASDAQ and that none of the Audit Committee members meet the definition of an “audit committee financial expert,” under the SEC rules.  However, the Board of Directors has concluded that maintaining an audit committee without an “audit committee financial expert” is acceptable because the Board believes that the members of the Audit Committee possess the experience necessary to carry out the duties and responsibilities of the Audit Committee.

Upon Mr. Greenthal’s resignation from the Board of Directors on October 1, 2009, the number of members of the Audit Committee was 2 until the appointment of Ms. Clark-Johnson to the Board of Directors and the Audit Committee on March 10, 2010.  During that time the Company failed to meet the NASDAQ continued listing requirement for a minimum of 3 independent directors serving on the Audit Committee and applied for, and on October 6, 2009 was granted, a waiver to permit the Audit Committee to operate with 2 members while the Board completed a search for and appointed a third independent director to the Audit Committee.  With the appointment of Ms. Clark-Johnson to the Audit Committee on March 10, 2010, NASDAQ informed the Company on March 16, 2010 that the Company regained compliance with this listing requirement.

Corporate Governance and Nominating Committee.  The current members of the Corporate Governance and Nominating Committee are Messrs. Kelly, who serves as Chairman, and Rayne. In addition, Mr. Greenthal served on the Corporate Governance and Nominating Committee until his resignation from the Board of Directors on October 1, 2009.  All of the Corporate Governance and Nominating Committee members are (and in the case of Mr. Greenthal, were) independent directors under the corporate governance rules of NASDAQ.  The Corporate Governance and Nominating Committee held 2 meetings during 2009.  The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding matters concerning corporate governance, reviewing the composition and evaluating the performance of the Board, recommending persons for election to the Board, evaluating director compensation, reviewing the composition of the committees of the Board and recommending persons to be members of such committees, reviewing and maintaining compliance of committee membership with applicable regulatory requirements, and reviewing conflicts of interest of members of the Board and corporate officers. The charter of the Corporate Governance and Nominating Committee is posted on the Company’s website at www.chyron.com, click on Investors, and then click on Corporate Governance.

Board Leadership Structure and Role in Risk Oversight

The Company has an independent director who serves as Chairman of the Board and a different individual who serves as Chief Executive Officer because it believes that separating these two roles provides a proper system of checks and balances over the duties and responsibilities of the two positions.

Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. The involvement of the full Board of Directors in reviewing the Company’s strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist it in fulfilling that responsibility. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements; the Corporate Governance and Nominating Committee reviews legal and regulatory compliance risks; and the Compensation Committee assists the Board in its oversight of the evaluation and management of any risks related to the Company’s compensation policies and practices.

Procedures for Nominating Directors

In identifying and evaluating candidates to be nominated as directors, the Corporate Governance and Nominating Committee seeks individuals with stated relevant experience that can add to the ability of the Board of Directors to fulfill its fiduciary obligation. For all potential candidates, the Corporate Governance and Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which the Company operates, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the shareholders. With respect to evaluating and recommending persons for election to the Board, the Company does not have a formal diversity policy.  However, while there is not a formal policy, the Corporate Governance and Nominating Committee and other members of the Board of Directors each evaluate a candidate’s experience or expertise, particularly related to industries which the Company sells to or plans to sell to, educational background, ethnicity, gender, demonstrated business acumen, experience serving on other boards, and other factors that, in their opinion, are relevant to the selection process.

The Board of Directors may consider candidates nominated by shareholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. A shareholder who wishes to nominate a director must submit a nomination in writing to the Company’s Chairman of the Board, with a copy to the Company’s President and CEO, at Chyron Corporation, 5 Hub Drive, Melville, NY 11747, by December 3, 2010.  In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. Such nominee must meet the standards set forth above and there must be a vacancy on the Board of Directors. The Company has not received any recommended nominees from a security holder or group of security holders that beneficially own more than 5% of the Company’s voting Common Stock. The Company does not pay any third party a fee to assist in the process nor in identifying and evaluating candidates.

Shareholder Communications with the Board

Shareholders who have questions or concerns should contact the Company’s Investor Relations contact, KCSA Strategic Communications, by telephone at (212) 682-6300 or by email by going to our website www.chyron.com and clicking on Investors, and then clicking on Investor Contact. Additionally, the Company has a process in place to facilitate shareholder communications to our Board of Directors. To send an e-mail to an individual director or all of the directors as a group, please go to the Company’s website at www.chyron.com, click on Investors then Corporate Governance, and then click on Contact the Board. You will be asked to provide your contact information and your comments, to select the individual director or the entire group of directors for your communication to be sent to, and then click submit. The Chyron Corporation Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board be excluded from communications to the Board, such as:  product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and, business solicitations or advertisements.

Executive Officers

In addition to Mr. Wellesley-Wesley, the other executive officers of the Company are:

Jerry Kieliszak, age 57, is Senior Vice President, Chief Financial Officer, Treasurer and Secretary, reporting to Mr. Wellesley-Wesley. Mr. Kieliszak has served as Chyron’s Senior Vice President, Chief Financial Officer and Treasurer since joining the Company in March 2002, and was named Secretary by the Board of Directors in May 2008. He is responsible for the Company’s finance, investor relations, legal, human resources and information technology areas. From 2000 to 2001 he was Executive Vice President and Chief Financial Officer of CoreCommerce, an e-commerce business-to-business software development company, with responsibility for business development, finance, human resources and information technology. Until 2000, Mr. Kieliszak was, for eleven years, Vice President and Chief Financial Officer of ABT Corporation, an international enterprise project management software development company, with responsibility for operations, finance, legal, shareholder relations, human resources and information technology. Prior to ABT Corporation, Mr. Kieliszak was with the New York City office of Price Waterhouse, most recently as a Senior Manager. He is a CPA and MBA.

Kevin Prince, age 55, is Senior Vice President and Chief Operating Officer, reporting to Mr. Wellesley-Wesley.  He joined the Company in July 2004 as Vice President of Strategic Marketing. In October 2004 he was named a Senior Vice President and since July 2005 has served as Chief Operating Officer.  He is responsible for the operations areas of the Company including engineering, product management, sales, marketing, customer success, customer support, and production. Prior to joining the Company, he was employed by Pinnacle Systems, Inc., where from March 2003 to July 2004 he was Director of Product Planning (Graphics), from July 2001 to March 2003 he was Business Manager of the Vortex Group, and from April 1997 to July 2001 he was Business Manager of the Deko Group.

Code of Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers which is applicable to its principal executive officer, its principal financial officer, its principal accounting officer or controller, and any other persons performing similar functions, and a Code of Business Conduct and Ethics which applies to all officers, directors and employees (collectively, the “Codes of Ethics”). To view the full text of the Codes of Ethics please go to the Company’s website at www.chyron.com, click on Investors, and then click on Corporate Governance.  Disclosure regarding any amendments to, or waivers from, the Codes of Ethics that apply to our directors and principal executive, financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of NASDAQ.

PROPOSAL 2 - AMENDMENT TO THE 2008 LONG-TERM INCENTIVE PLAN

On March 10, 2010, the Board unanimously approved, subject to approval by the Company’s shareholders at the Annual Meeting, amendment of the Company’s 2008 Long-Term Incentive Plan (the “Plan”) to increase the maximum number of shares of Company Common Stock available for grant thereunder by 3,000,000 shares, from the current 2,000,000 shares to 5,000,000 shares, and to remove the section providing for automatic annual grants of stock options to non-employee directors.

The proposed amendment of the Plan is being submitted to you for approval at the Annual Meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”), and because shareholder approval is also required by NASDAQ rules.

Reasons for the Proposed Amendment to the 2008 Long-Term Incentive Plan

An increase in the number of shares reserved for issuance under the Plan is being requested at this time because only 118,345 shares remain available for future grants under the Plan as of March 31, 2010.  The Board believes it is important to increase the number of shares authorized for grant under the Plan so as to provide a sufficient number of authorized shares for the foreseeable future to grant additional equity awards to directors, employees and consultants as an incentive and to tie their interests closer to those of our shareholders.  Additionally, in order to conserve the Company’s cash for other operating uses, the Board believes that whenever appropriate, the Company should utilize equity awards to payout earned awards in the Company’s annual performance-based plan, rather than cash as it has in the past.  For these purposes, the Board believes that additional authorized shares available for grant under the Plan are necessary.

The existing provision in the Plan providing for the automatic grant of stock options to non-employee directors is being removed to permit the grant of any form of equity award authorized under the Plan in amounts authorized by the Board at the time of grant.  The Board believes that the current provision of the Plan that authorizes an automatic grant of 15,000 stock options to non-employee directors on the last trading day of July each year is not sufficiently flexible in that it restricts the type, amount and timing of equity awards that may be granted to non-employee directors.  The Board believes that recent corporate trends towards the awarding of restricted stock units and other forms of awards authorized under the Plan are desirable to attract and incentivize qualified non-employee directors.  The Board proposes to remove the automatic grant provision to allow greater flexibility in the types and number of grants that may be made in the future consistent with the Company’s director compensation policy.  The amendment of the Plan also provides that, unless otherwise determined by the Board, the exercise price of awards to non-employee directors that is other than zero will be not less than fair market value, and that awards to non-employee directors will be fully vested upon grant and expire 10 years after the date of grant.

No other changes to the Plan are being proposed.  The proposed changes to the Plan are marked and included in the Plan document which is included in this Proxy Statement as Appendix A.  The proposed amendment to increase the number of shares authorized under the Plan will not become effective unless shareholder approval is obtained.

Awards Granted Under the 2008 Long-Term Incentive Plan

The following table summarizes the award activity under the Plan since its inception on May 14, 2008 and the status of awards under the Plan as of March 31, 2010, prior to the impact of the proposed increase:

Shares authorized	2,000,000
Stock options awarded	(1,632,926)
Restricted stock units awarded	(341,240)
Shares forfeited	92,511
Shares available for future grant	118,345

Stock options exercised	295
Stock options outstanding	1,540,120
Restricted stock units vested	18,748
Restricted stock units outstanding	322,492

All awards to employees, directors and consultants under the Plan are made at the discretion of the Compensation Committee or its designee.  Therefore, except as set forth in the table below for grants already made under the Plan, the future benefits and amounts that will be received or allocated under the Plan are not determinable at this time.  The following table sets forth the number of shares of Common Stock underlying outstanding stock options and restricted stock units under the Plan for each person or group named in the table as of March 31, 2010:

Name and Position	Number of Shares of Common Stock Underlying Outstanding Awards

Susan Clark-Johnson, nominee for director	16,606
Peter F. Frey, nominee for director	49,373
Christopher R. Kelly, nominee for director	49,373
Jerry Kieliszak, Senior Vice President and Chief Financial Officer	151,546
Roger L. Ogden, Chairman of the Board, nominee for director	57,676
Kevin Prince, Senior Vice President and Chief Operating Officer	151,546
Robert A. Rayne, nominee for director	46,606
Michael I. Wellesley-Wesley, President and CEO, nominee for director	218,141
Michael C. Wheeler, nominee for director	46,606
All current executive officers as a group	521,233
All current directors who are not executive officers as a group	266,240
All former directors who are not executive officers as a group	60,000
All employees as a group (including officers who are not executive officers)	1,015,139

On March 31, 2010, the closing market price per share of our Common Stock was $1.96 as reported by NASDAQ.

Material Features of the 2008 Long-Term Incentive Plan

The following is a brief summary of the Plan, as it is proposed to be amended. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

The purpose of the Plan is to assist the Company in attracting, retaining, and rewarding high-quality executives, employees, directors and other persons who provide services to the Company, enabling such persons to acquire or increase a proprietary interest in the Company and to strengthen the mutuality of interests between such persons and to provide annual and long-term incentives to expend their maximum efforts in the creation of shareholder value.

The Plan is administered by the Compensation Committee of the Board of Directors. The Plan does not limit the availability of awards to any particular class or classes of eligible employees. If an award were to lapse or rights to an award otherwise were to terminate, the shares subject to the award would be available for future awards to the extent permitted by applicable federal securities laws. Awards granted under the Plan are not transferable, other than by will or the laws of descent and distribution, except that if authorized in the applicable award, a grantee may transfer, not for value, all or part of an option that is not an incentive stock option to any family member. In the event of a change in control, all outstanding options and stock appreciation rights (“SARs”) shall become immediately fully exercisable and vested and any vesting, repurchase and/or forfeiture rights and conditions with respect to outstanding restricted stock and/or restricted stock units (“RSUs”) shall be waived, at the time of a change in control.

The total number of shares authorized for issuance under the Plan is currently 2,000,000, of which 118,345 remain available for grant as of March 31, 2010. The expiration date of the Plan is May 14, 2018.

Awards to eligible employees under the Plan will be made in the form of stock options, SARs, RSUs, restricted stock, unrestricted stock, cash or other stock-based awards. The Compensation Committee, in its sole discretion, designates who is eligible to receive awards, determines the form of each award, determines the number of shares of stock subject to each award, establishes the exercise price of each award and such other terms and conditions applicable to the award as the Compensation Committee deems appropriate.

Stock option awards can be either incentive or non-incentive. In either case, the exercise price of the option will not be less than the fair market value of the underlying shares as of the date the award is granted. Options will become exercisable at such times as may be established by the Compensation Committee when granting the award. No stock option shall be exercisable more than 10 years after the date the option is granted.

A SAR allows the holder, upon exercise, to receive the excess of the fair market value of one share of Common Stock of the Company on the date of exercise over the grant price of the SAR. The Compensation Committee shall determine the circumstances under which a SAR may be exercised and the method of settlement. SARs may be awarded independently or in tandem with other awards.

A RSU allows the holder to receive stock, cash, or a combination thereof, at the end of a specified deferred period. Restricted stock and RSU awards are subject to such restrictions as to transferability and risk of forfeiture as may be imposed by the Compensation Committee, which restrictions may lapse separately under circumstances such as achievement of performance goals and/or future service requirements. Except to the extent restricted under the terms of the Plan, any participant granted restricted stock shall have all the rights of a shareholder, including the right to vote and receive dividends. Holders of RSUs shall have no rights as shareholders of the Company.

The Compensation Committee is also authorized to grant stock as a bonus or to grant stock in lieu of obligations to pay cash under the Plan or under other compensatory arrangements.

The Board of Directors of the Company may amend, suspend, or terminate the Plan at any time with respect to awards which have not been made. An amendment shall be contingent on approval of shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange requirements. No awards shall be made after termination of the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the grantee, impair any rights or obligations under any award theretofore awarded.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Non-qualified Stock Options. A participant who is granted a non-qualified stock option under the Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s Common Stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case, they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received, will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Tax Deductibility of Certain Performance-Based Awards Under the Plan. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes the Company’s chief executive officer and the three other most highly compensated executive officers who are required to be disclosed in the Company’s proxy statement as a “named executive officer” based on the amount of their total compensation. Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our shareholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to approve the amendment of the 2008 Long-Term Incentive Plan.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2010 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2010 and incorporated by reference in the Company’s 2009 Annual Report on Form 10-K.

The Compensation Committee:

Roger L. Ogden, Chairman
Christopher R. Kelly
March 10, 2010

COMPENSATION DISCUSSION AND ANALYSIS

The Summary Compensation Table and tables that follow describe the compensation paid to our President and Chief Executive Officer (“CEO”), Senior Vice President and Chief Financial Officer (“CFO”) and Senior Vice President and Chief Operating Officer (“COO”). These are the only named executive officers of the Company. The Compensation Committee currently consists of 3 directors who are independent as that term is defined by the corporate governance rules of the NASDAQ. Ms. Clark-Johnson was appointed to the Compensation Committee immediately following the March 10, 2010 meeting of the Committee at which the above 2 Committee members reviewed and recommended to the Board of Directors the inclusion of this Compensation Discussion and Analysis in this Proxy Statement.  It is the duty of the Compensation Committee to develop, administer and review the Company’s compensation plans, programs and policies, to monitor the performance and compensation of the Company’s named executive officers and other members of management and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation. Mr. Wellesley-Wesley, an employee-director, abstains from any vote by the Board of Directors relating to matters involving executive compensation

Compensation Objectives and Components

The objective of the Company’s compensation program is to attract and retain the best possible executive talent; to motivate its executive officers to enhance the Company’s growth and profitability and increase shareholder value; to recognize individual initiative, leadership, achievement, and other contributions; and to reward superior performance and contributions to the achievement of the Company’s objectives. The focus is to tie short-term and long-term incentives to the achievement of measurable corporate performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has developed and maintains an executive compensation package that ties a substantial portion of the executives’ overall compensation to the Company’s financial performance. The compensation package consists of the following components:

•	salary;
•	annual performance-based cash and/or equity awards;
•	long-term incentive equity awards; and
•	other fringe benefits and perquisites.

The Compensation Committee believes that various elements of this package effectively achieve the objectives of aligning compensation with performance measures that are directly related to the Company’s financial goals and creation of shareholder value without encouraging it’s executives to take unnecessary and excessive risks. Benchmarking of executive compensation packages is performed by comparing compensation of the named executive officers to compensation studies performed by independent third party organizations. The various elements and mix of this package are determined on a negotiated basis at the time and then are determined by the Compensation Committee annually as part of the executive officer’s annual performance review.  Each of these components is designed to meet the program’s objectives of providing a combination of fixed or variable short-term performance-based cash and/or equity awards and long-term equity awards.

The Compensation Committee annually reviews and makes recommendations to the Board of Directors with respect to the appropriate salary, annual performance-based awards, long-term equity awards and other fringe benefits and perquisites for the CEO, CFO and COO.

Salary

Salary is paid to the named executive officers on a bi-weekly basis. This is a fixed element of compensation. Salaries of the named executive officers are reviewed annually. Changes in salary are normally budgeted to be awarded in March or April, but the timing of changes may be accelerated or delayed depending on past actions taken (such as a decision to reduce or defer salary for a period of time or defer salary changes) and current and projected earnings and cash balances. In reaching the decision on salary changes, the Compensation Committee considers individual performance as well as informal assessments of prevailing salary levels and other incentives for similar roles in other companies by reviewing studies performed by third party independent organizations.

During 2009, no salary increases were granted to the named executive officers or nearly all other employees in an effort to conserve cash due to the adverse effect on the Company’s business of the global economic slowdown that began in 2008.  In addition, the Compensation Committee approved several compensation-related measures intended to help improve cash flows in 2009.  For the first quarter of 2009, nearly all employees, including all of the named executive officers, whose annual base salary was $100,000 or more, participated in a voluntary salary deferral plan.  Under this plan, participants elected to defer 10%, 15% or 20% of their base salary, and in consideration for their salary deferral, they received a bonus on the deferred amount equal to 50%, 67% or 100% of the deferred salary amount, respectively.  This plan achieved its objective of helping preserve the Company’s cash during the first quarter of 2009.  The plan was terminated at the end of March 2009 and the deferred amounts and related bonuses were paid in April 2009.  The percentage and amount of salary deferral during the first quarter of 2009, and the related bonus earned by each of the named executive officers were:  Mr. Wellesley-Wesley, 20% of salary deferred, or $21,420, and a bonus of an additional $21,420; Mr. Kieliszak, 15% of salary deferred, or $7,096, and a bonus of an additional $4,731; and Mr. Prince, 15% of salary deferred, or $7,096, and a bonus of an additional $4,731.  In addition, beginning on August 2, 2009, the Company implemented salary reductions of 5% for employees earning $100,000 or more per year in base salary, including the named executive officers, and salary reductions of 3% for those employees with an annual base salary of $50,000 to $100,000.  These salary reductions continued until February 1, 2010, when they were restored prospectively.

Annual Performance-Based Cash and/or Equity Awards

The annual performance-based awards component is primarily designed to achieve our short-term earnings objectives, and is based on an executive incentive compensation plan approved by the Compensation Committee at the beginning of each year. The target award levels for this element of compensation are 70% of salary for the CEO and 60% of salary for the CFO and COO. For 2009, three-fourths of the target amount was based on achievement of financial objectives (the “financial objectives target”) and one-fourth was based on achievement of personal objectives (the “personal objectives target”), and the payout was designed to be in cash. The financial objective was to achieve a designated level of the annual budgeted earnings before interest, taxes, depreciation, amortization, and stock option expense (the “adjusted EBITDA target level”), which management uses as an indication of the Company’s ability to generate cash that is or will be used in the business. This objective and the adjusted EBITDA target level were set and approved by the Compensation Committee for all members of the executive incentive compensation plan, including the CEO, CFO and COO. For 2009, the target award based on the financial objective target ranged from a minimum award of 85% for achievement of 85% of the adjusted EBITDA target level to a maximum award of 150% for achievement of 125% or more of the adjusted EBITDA target level.  This was based on a formula whereby the financial objective target achievement percentage grew in proportion to adjusted EBITDA target level percentages achieved up to 100%, and then financial target achievement percentages grew at twice the rate as adjusted EBITDA target level percentages achieved for achievement over 100% and up to 125% of adjusted EBITDA target level. For 2009, the Company did not achieve the minimum adjusted EBITDA target levels required for payout of financial and personal objectives bonuses, resulting in no annual performance-based award plan awards being paid to any of the named executive officers or other management members of the executive incentive compensation plan.

The personal objectives for 2009 for the CFO and COO were recommended by the CEO to the Compensation Committee, which reviewed and approved those objectives. The personal objectives for 2009 for the CEO were set and approved by the Compensation Committee. These goals related to a variety of factors, depending on the named executive’s responsibilities, and included both specific financial related objectives and non-financial related objectives. Financial related personal objectives for the CEO, CFO and/or COO included managing the business so as to achieve a year-end 2009 cash balance equal to or greater than the year-end 2008 cash balance, and for the CEO and COO included achievement of a designated number of new customer accounts for the Company’s AXIS service. Non-financial related personal objectives for the CEO, CFO and/or COO included, for example, achievement of objectives related to development and implementation of new marketing strategies, improved customer success programs, development of certain products and services, improvement of the investor relations systems and program, and improvements related to the Company’s internal systems. Each personal objective was assigned a weighting as a percentage of the total personal objectives, and this weighting was approved by the Compensation Committee.  After the end of the year, the Compensation Committee measured accomplishment of personal objectives for the CEO, CFO and COO and determined that 77%, 100% and 80%, respectively, of their personal objectives were achieved. However, since the minimum required achievement of adjusted EBITDA target of 60% that was required to be achieved in order to pay personal objectives performance-based cash awards was not met, no personal objectives performance-based cash awards were paid to any of the named executive officers for 2009.

For 2010, the annual performance-based award payable, and the performance objectives under the plan, were changed as follows.  The financial and personal objectives-based plan was replaced with a financial performance-based plan where the performance objective is the attainment of an adjusted EBITDA target.  Minimum attainment is 75% of adjusted EBITDA, and the payout percentage increases as adjusted EBITDA achievement grows, as described above for 2009.  Payout under the 2010 plan, if earned, is expected to be in a combination of (i) cash equal to the required withholding taxes payable on the value of the total dollar value of the award earned; and, (ii) restricted stock units that vest if the financial objective is achieved, as determined by the Board of Directors, for the remainder of the total award.

Long-Term Incentive Equity Awards

The granting of equity awards, including stock options or restricted stock units, which usually vest one-third at the end of each of three years, is designed to achieve the Company’s long-term objective of enhancing shareholder value by incentivizing the named executive officers to effectively manage the Company to achieve increased market value. Stock options granted to executive officers and all other employees during the year are designed as incentive stock options (“ISOs”) up to permitted levels of the U.S. Internal Revenue Code (the “Code”) and thereafter are non-qualified stock options (“NQSOs”). All options are granted at exercise prices equal to the closing market price on the grant date. Equity awards to named executive officers and the rest of the management team are typically granted in the month of May at pre-scheduled meetings of the Compensation Committee and the Board of Directors. It is the Company’s policy to grant equity awards to employees only during periods other than “blackout periods”. A blackout period is defined in the Company’s insider trading policy as the period beginning after the last day of each quarter and continuing until the second trading day after information relating to the results of operations (earnings report) for such quarter have been announced to the public, but a blackout period may be extended for persons covered by the insider trading policy who have knowledge of material non-public information, for the duration of the period that information remains material non-public information. Equity award grant amounts to the CEO, CFO and COO, and all other employees as well as any non-employees, are approved by the Compensation Committee. While specific target equity awards are not set for the named executive officers each year, in determining an appropriate amount of equity awards to grant to the named executive officers, the Compensation Committee evaluates and considers Company performance against plan and individual performance, and reviews the equity awards ownership of the named executive officers and other employees in relation to the Company’s fully diluted shares.

On November 9, 2009, upon recommendation of the Compensation Committee, the Board approved an award of restricted stock units to the named executive officers and other members of the management group, as well as to several other key employees, as a special incentive to drive the Company’s performance and manage the business to increase shareholder value in 2010 and beyond, as it seeks to recover from the detrimental impact of the extraordinary economic conditions that the Company experienced in the later part of 2008 and 2009.

Other Fringe Benefits and Perquisites

The Company provides several fringe benefit plans including the Chyron Employees’ Pension Plan (the “Pension Plan”) and the Chyron Corporation Employees’ 401(k) Plan (the “401(k) Plan”) to its named executive officers and most other U.S. employees. The Pension Plan was closed to new entrants effective October 1, 2006.  The Company also provides other benefits, including medical and dental plans, life and accidental death insurance, short-term and long-term disability insurance, and paid sick leave, vacation and holidays, to all U.S. employees, including the named executive officers.

The Company pays certain perquisites to its CEO as part of his total compensation package. No perquisites are paid to the CFO or COO. In 2009, these perquisites paid to the CEO included a commutation allowance to defray his costs of commuting to work, in lieu of a leased automobile, and reimbursement towards his personal income tax preparation fees. These are explained in more detail in the 2009 All Other Compensation table below.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation earned by each of the named executive officers for the years ended December 31, 2009, 2008 and 2007.  We have no other executive officers.

Name & Principal Position	Year	Salary1	Bonus2	Stock Award3	Option Award4	Non-Equity Incentive Plan Compensation5	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings6	All Other Compensation7	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Michael Wellesley-Wesley	2009	455,175	21,420	114,596	65,472	0	31,673	53,517	741,853
President & Chief	2008	448,800	0	0	326,317	0	28,371	26,452	829,940
Executive Officer	2007	431,504	0	0	84,746	352,882	19,759	58,838	947,729

Jerry Kieliszak	2009	201,058	4,731	44,643	65,472	0	32,037	8,952	356,893
SVP & Chief	2008	202,671	0	0	217,544	0	30,233	6,117	456,565
Financial Officer	2007	194,013	0	0	56,498	135,894	20,127	5,060	411,592

Kevin Prince	2009	201,058	4,731	44,643	65,472	0	21,724	720	338,348
SVP & Chief	2008	200,268	0	0	217,544	0	21,086	960	439,858
Operating Officer	2007	185,194	0	0	56,498	127,865	14,831	960	385,348

1 Represents base salary earned during the respective fiscal year ended December 31.
2 Represents bonuses earned for salary deferral during the first quarter of 2009.
3 Represents the grant date fair value of restricted stock units (“RSUs”) awarded November 9, 2009.  The RSUs vest in 12 equal quarterly amounts commencing in the first quarter of 2010.  There can be no assurance that these amounts will be realized by the executive officers because they must be employed by the Company on the vesting dates in order to receive the underlying shares of Common Stock on the vesting dates.

4 Represents the grant date fair value of stock options awarded to the named executive officers in the years indicated, as explained in the footnotes to the Company’s financial statements for the year ended December 31, 2009.  There can be no assurance that these amounts will ever be realized by the executive officers because, for instance, the options could expire unexercised, they could be forfeited upon termination of employment, or they could be out-of-the money for their term.  Additionally, the grant date fair value amounts shown have not been reduced for the cost of exercise that the officers would be required to pay to the Company upon their exercise.

5 Represents payouts under an annual executive incentive compensation plan approved by the Compensation Committee.
6 Represents the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan, a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to employees of the Company meeting Pension Plan eligibility criteria.  Present values for 2009 are based on certain assumptions which are discussed in the narrative following the 2009 Pension Benefits table below. For additional information on the Pension Plan, refer to the footnotes to the Company’s financial statements for the year ended December 31, 2009.

7 Represents perquisites, Company matching contributions to the 401(k) Plan and group term life insurance premiums, as itemized in the All Other Compensation Table below.

The following table shows the components of the “All Other Compensation” column of the Summary Compensation Table for the year ended December 31, 2009.

All Other Compensation

		Tax	Company Match	Life
	Commutation	Preparation	on Qualified	Insurance
	Allowance1	Fees2	401(k)Plan3	Premiums4	Total
Name	($)	($)	($)	($)	($)

Michael Wellesley-Wesley	18,000	20,130	14,667	720	53,517
Jerry Kieliszak	0	0	8,232	720	8,952
Kevin Prince	0	0	0	720	720

1 Mr. Wellesley-Wesley receives a commutation allowance of $18,000 per year, payable in bi-weekly installments, to defray his costs of commuting to work, in lieu of a leased automobile.
2 The Company reimburses Mr. Wellesley-Wesley for professional tax assistance in preparing his personal income to tax returns, normally up to a maximum of $5,000 per year. However, for 2009 the Company awarded him an additional amount for additional tax preparer fees.

3 Represents the Company matching contribution that the Company makes for all employees who participate in the 401(k) Plan. Mr. Prince did not participate in the 401(k) plan.
4 Represents Company paid premiums for group term life insurance for the named executive officer. The Company provides group term life insurance for all of its U.S. employees equal to 250% of the insured’s annual salary capped at $250,000 of insurance, except for the named executive officers for whom the insurance provided is $500,000 each.

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Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards in 2009 to each of the executive officers named in the Summary Compensation Table.
					All other	All other		Grant
					Stock	option		date
					awards:	awards:		fair value
					Number of	Number of	Exercise	of stock
		Estimated future payouts under			shares of	securities	price of	units and
		non-equity incentive plan awards1			Stock or	underlying	option	option
	Grant	Threshold	Target	Maximum	Units2	Options3	awards	Awards4
Name	Date	($)	($)	($)	(#)	(#)	($/Sh.)	($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Michael Wellesley-Wesley	3/11/2009	255,835	324,870	446,696
	5/13/2009					75,000	1.31	65,472
	11/9/2009				74,336			114,596

Jerry Kieliszak	3/11/2009	99,667	126,561	174,021
	5/13/2009					75,000	1.31	65,472
	11/9/2009				28,959			44,643

Kevin Prince	3/11/2009	99,667	126,561	174,021
	5/13/2009					75,000	1.31	65,472
	11/9/2009				28,959			44,643

 1 Represents the threshold, target and maximum annual executive incentive compensation plan awards that could have been earned for 2009 if these levels had been achieved.  No awards were earned or paid for 2009 under the plan because the threshold levels of the adjusted EBITDA target were not achieved. The targeted performance-based awards under our 2009 executive incentive compensation plan were 70% of base salary for Mr. Wellesley-Wesley and 60% of base salary for Messrs. Kieliszak and Prince. See the “Compensation Discussion and Analysis - Annual Performance-Based Cash and/or Equity Awards” section above for the quantitative performance related factors considered by the Compensation Committee in reaching its decision to make no awards under the plan for 2009.

2 Represents the number of restricted stock units (“RSUs”) granted on November 9, 2009, each of which results in the issuance of one share of Company Common Stock on vesting. The RSUs vest in equal amounts over 12 consecutive quarters commencing in the first quarter of 2010.

3 These are incentive stock options.  They vest over four years at the rate of one-fourth at the end of each anniversary from date of grant.  The four year vesting period is longer than the three years that is typical for stock option grants under the Company’s stock option plan. The exercise price is the closing market price on the grant date, as is consistent with the Company’s policy.

4 The grant date fair value of each stock option award is estimated on the date of grant using a Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company’s Common Stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the stock option. The Company uses historical data to estimate expected dividend yield and expected life. The fair values of the above stock option awards for 2009 were estimated based on the following assumptions: exercise price per share, $1.31; expected volatility, 92.53%; risk-free interest rate, 2.30%; expected dividend yield, 0.00%; expected life, 6 years; and estimated fair value per option granted, $1.00. The above grant date fair value of stock option awards is net of estimated forfeitures because these options were not issued under a performance-based arrangement. The fair value of the RSU award is computed on the date of grant by multiplying the number of shares of Common Stock underlying the RSU award by the closing market price of a share of the Company’s Common Stock on the grant date, which was $1.70 per share, and net of estimated forfeitures, based on a weighted average annual forfeiture rate of 7%, because the RSUs were not awarded under a performance-based arrangement.  There can be no assurance that these amounts will ever be realized by the executive officers.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Michael Wellesley-Wesley.  The Company has an employment agreement with Mr. Wellesley-Wesley dated September 19, 2008, for a term commencing  September 1, 2008 through August 31, 2010.  Under the terms of the agreement:  (i) Mr. Wellesley-Wesley’s annual base salary is $464,100, payable in equal installments bi-weekly; (ii) he is eligible to earn an annual performance-based award (bonus) of up to 70% of his annual base salary based on targets recommended by the Compensation Committee and approved by the Board of Directors; (iii) he is entitled to receive $18,000 per year, payable in equal installments bi-weekly, to defray his regular commutation costs; (iv) he is entitled to receive up to $5,000 per year for U.S. income tax advice and preparation of his U.S. income tax returns; and, (v) he is entitled to 20 days paid vacation per year.  Mr. Wellesley-Wesley is a participant in the Chyron Employees’ Pension Plan (“Pension Plan”), a tax-qualified non-contributory defined benefit plan, and the Chyron 401k Plan (“401k Plan”), a tax-qualified defined contribution plan.  The increase in the actuarial present value of his benefits under the Pension Plan for 2009 was $31,673, and the Company’s matching contribution to his 401k Plan account for 2009 was $14,667.  The Company provides Mr. Wellesley-Wesley with life insurance under an employee group term life insurance policy in the amount of $500,000 for which the Company pays the annual premium of $720.  In 2009 he was granted 75,000 stock options and 74,336 restricted stock units under the Company’s 2008 Long-Term Incentive Plan.  The stock options vest over 4 years at the rate of one-fourth at the end of each anniversary date from date of grant and are exercisable at $1.31 per share, which was the closing market price on the grant date.  If Mr. Wellesley-Wesley voluntarily resigns, he would have 90 days from his separation date to exercise any of the vested but unexercised stock options.  The restricted stock units vest in equal amounts over 12 consecutive quarters commencing in the first quarter of 2010, subject to Mr. Wellesley-Wesley being employed by the Company on the respective vesting dates.

Jerry Kieliszak.  The Company does not have an employment agreement with Mr. Kieliszak.  Mr. Kieliszak’s compensation arrangements are reviewed by the Compensation Committee and approved by the Board of Directors.  His compensation includes:  (i) an annual base salary of $205,000, payable in equal installments bi-weekly; and, (ii) eligibility to earn an annual performance-based award (bonus) of up to 60% of his annual base salary based on targets recommended by the Compensation Committee and approved by the Board of Directors.  He also receives 20 days paid vacation and 10 days paid sick days per year in accordance with the Company’s paid leave policy.  Mr. Kieliszak is a participant in the Pension Plan and the 401k Plan. The increase in the actuarial present value of his benefits under the Pension Plan for 2009 was $32,037, and the Company’s matching contribution to his 401k Plan account for 2009 was $8,232. The Company provides Mr. Kieliszak with life insurance under an employee group term life insurance policy in the amount of $500,000 for which the Company pays the annual premium of $720. In 2009 he was granted 75,000 stock options and 28,959 restricted stock units under the Company’s 2008 Long-Term Incentive Plan. The stock options vest over 4 years at the rate of one-fourth at the end of each anniversary date from date of grant and are exercisable at $1.31 per share, which was the closing market price on the grant date. If Mr. Kieliszak’s employment terminates for other than cause, he would have 90 days from his separation date to exercise any of the vested but unexercised stock options.  The restricted stock units vest in equal amounts over 12 consecutive quarters commencing in the first quarter of 2010, subject to Mr. Kieliszak being employed by the Company on the respective vesting dates.

Kevin Prince.  The Company does not have an employment agreement with Mr. Prince.  Mr. Prince’s compensation arrangements are reviewed by the Compensation Committee and approved by the Board of Directors.  His compensation includes:  (i) an annual base salary of $205,000, payable in equal installments bi-weekly; and, (ii) eligibility to earn an annual performance-based award (bonus) of up to 60% of his annual base salary based on targets recommended by the Compensation Committee and approved by the Board of Directors.  He also receives 20 days paid vacation and 10 days paid sick days per year in accordance with the Company’s paid leave policy.  Mr. Prince is a participant in the Pension Plan.  The increase in the actuarial present value of his benefits under the Pension Plan for 2009 was $21,724.  The Company provides Mr. Prince with life insurance under an employee group term life insurance policy in the amount of $500,000 for which the Company pays the annual premium of $720.  In 2009 he was granted 75,000 stock options and 28,959 restricted stock units under the Company’s 2008 Long-Term Incentive Plan.  The stock options vest over 4 years at the rate of one-fourth at the end of each anniversary date from date of grant and are exercisable at $1.31 per share, which was the closing market price on the grant date.  If Mr. Prince’s employment terminates for other than cause, he would have 90 days from his separation date to exercise any of the vested but unexercised stock options.  The restricted stock units vest in equal amounts over 12 consecutive quarters commencing in the first quarter of 2010, subject to Mr. Prince being employed by the Company on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2009 to each of the executive officers named in the Summary Compensation Table.

	Option Awards1				Stock Awards2
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
	(#)	(#)	($)		(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Michael Wellesley-Wesley	1,667	0	7.125	7/31/2010
	50,000	0	1.650	7/25/2011
	1,667	0	1.500	7/31/2011
	1,667	0	0.855	7/31/2012
	50,000	0	0.660	2/21/2013
	78,334	0	2.010	5/18/2014
	50,000	0	1.020	6/3/2015
	50,000	0	2.760	5/18/2016
	33,333	16,667	2.430	5/16/2017
	25,000	50,000	5.480	5/19/2018
	0	75,000	1.310	5/13/2019
					74,336	154,619

Jerry Kieliszak	25,000	0	1.830	5/23/2012
	16,667	0	0.810	12/13/2012
	8,334	0	1.050	11/7/2013
	33,334	0	2.010	5/18/2014
	25,000	0	1.020	6/3/2015
	33,334	0	2.760	5/18/2016
	22,223	11,111	2.430	5/16/2017
	16,666	33,334	5.480	5/19/2018
	0	75,000	1.310	5/13/2019
					28,959	60,235

Kevin Prince	16,667	0	1.440	8/16/2014
	33,334	0	1.020	6/3/2015
	33,334	0	2.760	5/18/2016
	22,223	11,111	2.430	5/16/2017
	16,666	33,334	5.480	5/19/2018
	0	75,000	1.310	5/13/2019
					28,959	60,235

1 The date of grant of each of the above options is ten years prior to the above option expiration dates. The unexercisable options above vest over three years at one-third of the total grant each anniversary date from date of grant, except for the May 13, 2009 grant which vests over four years at one-fourth of the total grant on each anniversary date from date of grant.

2 Represents restricted stock units (“RSUs”) granted November 9, 2009, valued at closing market price of $2.08 per share for the Company’s Common Stock at December 31, 2009.  The RSUs vest in equal amounts at the beginning of each quarter for 12 consecutive quarters commencing in the first quarter of 2010.

Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our Common Stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise1	Number of shares acquired on vesting	Value realized on vesting
	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Michael Wellesley-Wesley	0	0	0	0
Jerry Kieliszak	16,667	33,501	0	0
Kevin Prince	0	0	0	0

1 Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the closing market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Pension Benefits

The following table shows information as of December 31, 2009 with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement for each executive officer named in the Summary Compensation Table.

Name	Plan Name	Number of Years of Credited Service1	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Michael Wellesley-Wesley	Chyron Employees’ Pension Plan	5.5	123,788	0
Jerry Kieliszak	Chyron Employees’ Pension Plan	6.5	127,182	0
Kevin Prince	Chyron Employees’ Pension Plan	4.0	69,530	0

1 As of December 31, 2009, the number of years and months that each named executive officer has worked for the Company, in arriving at these numbers of years of credited service, is as follows: Mr. Wellesley-Wesley, 6 years, 10 months; Mr. Kieliszak, 7 years, 9 months; and Mr. Prince, 5 years, 5 months.

The Chyron Employees’ Pension Plan (the “Pension Plan”) is a tax-qualified, non-contributory defined benefit plan established to provide pension benefits to employees of the Company, including the named executive officers, meeting Pension Plan eligibility criteria. The criteria states that employees are eligible to participate in, and will be enrolled in, the Pension Plan on January 1st or July 1st after completing one full year of service as measured from date of hire and having attained the age of 21. Effective October 1, 2006, the Pension Plan was closed to all employees hired on or after October 1, 2006. Years of credited service for benefit purposes are measured based on the number of years an employee is a participant in the Pension Plan.

A participant’s normal retirement age is the later of the date he or she reaches age 65 or the date he or she completes 5 years of service of participation in the Pension Plan. A participant who completes an hour of service on or after January 1, 2006 and who has a vested right to his or her benefit may elect to start receiving a reduced early retirement benefit at any time after he or she attains age 55 or, if later, terminates employment.  If a participant who is eligible for early retirement elects to begin payment before his or her normal retirement date, the participant’s accrued benefit (calculated under the accrued benefit formula, but using his or her compensation and service as of termination of employment) is actuarially reduced to reflect the fact that payment is expected to be made over a longer period of time.  The amount of reduction depends on the participant’s age and the actuarial factors in effect when payment begins.  Early retirement factors apply only to annuity payments; all lump sums are the actuarial equivalent of the accrued benefit payable at normal retirement date.  Messrs. Wellesley-Wesley, Kieliszak and Prince have attained age 55 and are eligible for early retirement.  Benefits earned as of December 31, 2005 are payable either as an annuity or as a lump sum, and benefits earned after 2005 are only payable as an annuity (if over a de minimis amount). In addition to a single life annuity, benefits can be payable as other actuarially equivalent annuities.

A participant who was enrolled in the Pension Plan prior to July 1, 1998 will receive a monthly pension benefit at normal retirement equal to 25% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 38% of such earnings in excess of Social Security Covered Compensation for the period of his or her participation prior to July 1, 1998. The benefit is reduced by 1/20th for each year of service that the participant’s years of service with the Company are less than 20 years. A participant who enrolled on or after July 1, 1998, and, for post June 30, 1998 participation for participants who enrolled prior to July 1, 1998, the monthly pension benefit at normal retirement will be computed as 32% of final average earnings up to the level of Social Security Covered Compensation as defined by the Pension Plan, plus 48% of final average earnings in excess of Social Security Covered Compensation. The benefit is reduced by 1/35th for each year of service that the participant’s years of service with the Company are less than 35 years. For years prior to January 1, 2007 earnings represent base salary earnings plus commissions not to exceed 80% of base earnings. Effective January 1, 2007, earnings represent base salary earnings plus incentive plan awards, and commissions not to exceed 80% of base earnings. Final average earnings are based on the five highest consecutive years of earnings during the ten years prior to retirement or termination of employment.

Vested benefits are those amounts to which participants are entitled regardless of future service to the Company. A participant is credited with a year of service for vesting purposes for each Pension Plan year during which he or she completes at least 1,000 hours of service, commencing with his or her year of hire. Participants hired from July 1, 1998 to September 30, 2006 vest according to the following schedule: years of service less than five, 0% vested; and years of service five or more, 100% vested. Employees hired on or after October 1, 2006 are not eligible to participate in the Pension Plan.

In addition to vested benefits, the Pension Plan provides certain disability and death benefits. If a participant becomes disabled prior to his or her retirement or other termination of employment, he or she is entitled to receive the present value of his or her accrued benefits in the form of a lump sum payment. Upon death of a participant, the beneficiary is entitled to receive the vested interest of the participant’s accrued benefit in the form of a lump sum amount, subject to eligibility requirements stipulated in the Pension Plan.

The present value of accumulated benefits in the table above has been determined by an independent actuary. These amounts have been determined based on certain assumptions, some of which are disclosed in the footnotes to the Company’s consolidated financial statements for the year ended December 31, 2009. Key assumptions include:  a 6.00% discount rate; RP 2000 generational mortality with a white collar adjustment, and lump sums calculated using mandated interest rates and mortality. Benefits earned as of December 31, 2005 are assumed to be payable as a lump sum, and benefits earned after 2005 are assumed to be payable as a single life annuity. Further, it was assumed that benefits will commence at normal retirement age and there will be no turnover prior to retirement. The foregoing actuarial assumptions are also based on the presumption that the Pension Plan will continue. If the Pension Plan were to be terminated or frozen, different actuarial assumptions and other factors might be applicable in determining the present value of accumulated benefits.

Non-qualified Deferred Compensation

The Company does not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Benefits Upon Termination Other Than Related to a Change in Control

Michael Wellesley-Wesley.  The Company has an employment agreement with Mr. Wellesley-Wesley dated September 19, 2008, for a term commencing  September 1, 2008 through August 31, 2010. The parties agree to begin good faith negotiations of an extension within 120 days before the end of the employment term. The agreement provides for his receipt of the following severance benefits with respect to renewal of the contract:

•
If the Company desires not to renew the agreement or offers to renew the agreement on terms less favorable to Mr. Wellesley-Wesley than those in the agreement or for a period of less than 1 year, then the Company will pay him a transitional payment of his base salary for an additional 6 months, Company health benefits, any accrued but unpaid award under the annual performance-based award plan, and a monthly commutation payment of $1,500 per month for an additional 6 months so that he could assist the Company in an orderly transition to a new CEO.

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If the Company offers to extend the agreement for a period of not less than 1 year on terms and conditions that are no less favorable than contained in the agreement and Mr. Wellesley-Wesley declines to accept such extension, then there would be no further severance payments or transitional payment due to him at the end of the employment term.

•
If the Company does not extend the agreement, then all of his vested options would have an exercise period equal to the remaining term of such options without regard to any shorter exercise period in the stock option plan.

The agreement also provides for his receipt of the following severance benefits with respect to his termination of employment, which are not subject to mitigation or any right of set-off:

•
If he is terminated for cause, then he would receive his base salary to the effective date of his termination, any accrued but unpaid award under the annual performance-based award plan, any accrued but unpaid commutation payment, and any unreimbursed expenses. “Cause” means he is convicted of a felony crime, willfully commits any act or willfully omits to take any action in bad faith and to the material detriment of the Company, commits an act of active and deliberate fraud against the Company, or materially breaches his employment agreement and fails to correct the breach within 10 days written notice of its commission.

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If he is physically or mentally incapacitated or disabled or otherwise unable to fulfill his duties for 120 consecutive days, and he is unable to resume his duties after 30 days notice from the Company, then he would receive the pro rata portion of his base salary not previously paid through the date of termination, any accrued but unpaid award under the annual performance-based award plan, any accrued but unpaid commutation payment, and any unreimbursed expenses. Any amount provided for under any insurance policy or similar instrument would also be paid by the insurer. He would also receive from the insurer any payment as may be provided under any disability insurance.

•
If he dies, the Company would pay the pro rata portion of his base salary not previously paid through the date of his death, any accrued but unpaid award under the annual performance-based award plan and any unreimbursed expenses. Any amount provided for under any insurance policy or similar instrument will also be paid by the insurer.

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If the Company terminates him for any reason other than described above or as a result of a change in control as defined in his change in control agreement, or he resigns for good reason, then the Company would pay him: (i) his base salary for the longer of the remainder of the employment term following the date of termination or 6 months; (ii) all unvested options which would immediately vest and have an exercise period equal to the remaining term of such options without regard to any shorter exercise period set forth in the relevant stock option plan as a result of termination; (iii) an amount, grossed up for federal, state and local taxes, in lieu of participation in the Company’s life, long-term disability and health insurance plans for the remaining term of the agreement; (iv) any accrued but unpaid base salary and award under the annual performance-based award plan; and, (v) any previously incurred but unpaid business expenses and commutation payment, and other amounts due him. These amounts would be paid in accordance with Company policy as if he had not been terminated, except the benefits described in item (iii) of the previous sentence would be paid in a lump sum within 20 business days from the date of termination. “Good reason” means a reduction in his base salary or the cap, if any, on his incentive pay; his assignment to any duties inconsistent in any material respect with his position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities which result in a material diminution in such position, authority, or duties.

The agreement also contains non-competition and confidential information provisions. The non-competition provision prohibits Mr. Wellesley-Wesley during his employment with the Company from acting as a consultant, director, officer, employee, owner, member or partner of a competitor of the Company or for certain periods described below directly or indirectly from competing with or being engaged in the Company’s business or acting as a consultant, director, officer, employee, owner, member or partner of a business that is a competitor of the Company at the time he ceases to be a Company employee. This prohibition applies worldwide. But mere ownership of 5% of a competitor’s outstanding common stock if that stock is publicly traded, or passive investment in a fund in which he has no investment discretion, is not a breach of the non-competition provision. The prohibition will not apply if he is terminated without cause or he resigns for good reason. In the event the Company offers to extend the agreement for a period of not less than 1 year on terms not less favorable than those contained in the agreement and he declines to accept the extension, the non-competition provision remains in effect through February 28, 2011. In the event the Company desires not to renew the agreement or offers to renew the agreement on terms less favorable to him than those contained in the agreement or for a period of less than 1 year and he is entitled to the transitional payment, then the non-competition provision remains in effect through August 31, 2011. In the event that he is terminated for cause or resigns not for good reason, then the non-competition provision remains in effect for 1 year from the date his employment with the Company ceases. The confidentiality provision prohibits Mr. Wellesley-Wesley from publishing, disclosing, or making accessible to others any confidential information relating to the business of the Company during the employment term or anytime thereafter without the Company’s prior written consent, except to the extent it is required by law, would be in the best interest of the Company in his reasonable judgment, or is reasonably necessary for him to defend his rights under the agreement. Any waiver must be in writing and the failure to insist upon strict adherence to the agreement will not deprive the Company of its right to insist upon strict adherence thereafter.

Assuming that Mr. Wellesley-Wesley had been terminated for any reason other than cause, physical or mental incapacitation, death or as a result of a change in control, or he resigned for good reason as defined in his change in control agreement, on December 31, 2009, his severance payments under the agreement would have been: (i) salary, $309,400 (representing 8 months of salary based on his annual base salary of $464,100 excluding temporary pay reductions in effect at December 31, 2009); (ii) life, long-term disability and health insurance plan benefits at an estimated cost to the Company of $27,683 (including tax gross ups); and (iii) estimated accrued but unpaid cash incentive plan award of $0 (because at December 31, 2009 the accrued but unpaid incentive plan award was zero). In addition, 141,667 unvested stock options outstanding at December 31, 2009 would have immediately vested. His base salary would be payable over the remainder of his employment term, his benefits would be payable in a lump sum within 20 days from the date of termination and any unpaid award under the annual performance-based award plan would be paid not later than in February or March 2010, when other named executive officers would customarily be paid their awards. This employment agreement is in lieu of any benefits that Mr. Wellesley-Wesley might otherwise receive under the Chyron Corporation Employees Severance Plan, and this employment agreement is superseded and replaced by the aforementioned change in control agreement in the event of a change in control.

Jerry Kieliszak.  The Company and Mr. Kieliszak are parties to a severance agreement dated October 26, 2007 that provides that in the event Mr. Kieliszak is terminated without cause, he is entitled to receive 12 months of severance pay based on his annual base salary at the time of termination (“severance salary”), a pro rata portion (based on passage of time) of the award under the annual performance-based award plan that he would have earned for the full year in which he is terminated, and an amount, grossed up for federal, state, local and social security taxes or any additional gross up on such payment, in lieu of participation in the Company’s health insurance plan for a 12 month period. The severance salary is subject to mitigation after the three month severance period provided for in the Chyron Corporation Employees Severance Plan. “Cause” means conviction of a felony crime, willful commission of any act or willfully omits to take any action in bad faith and to the material detriment of the Company, or commission of any act of active and deliberate fraud against the Company. Estimated amounts payable under this agreement at December 31, 2009 are: (i) salary of $205,000 (representing one year’s worth of salary excluding temporary pay reductions in effect at December 31, 2009), (ii) his 2009 award under the annual performance-based award plan of $0 (because at December 31, 2009 the accrued but unpaid incentive plan award was zero), and (iii) an amount in lieu of participation in the Company’s health insurance plan, grossed up for taxes, of $30,647. The salary amount would be payable bi-weekly over the severance period. The award under the annual performance-based award plan would be payable in the following February or March when the other named executive officers are paid their awards. The amount in lieu of participation in the Company’s health insurance plan, grossed up for taxes, would be paid in a lump sum within 2 business days from the date of termination. This severance agreement is superseded and replaced by his change in control agreement in the event of a change in control.

Kevin Prince.  Mr. Prince is a participant in the Chyron Corporation Employees Severance Plan. Under this plan, if he is involuntarily terminated for a reason other than cause, he is entitled to severance pay equal to 3 months of base salary. “Cause” means he is convicted of a felony crime, willfully commits any act of or willfully omits to take any action in bad faith and to the material detriment of the Company, commits an act of active and deliberate fraud against the Company, or materially breaches any written policy of the Company which could expose the Company to significant damages (including but not limited to breach of the Company’s anti-discrimination or harassment policies) and fails to correct such breach within 10 days after written notice thereof. Payment of the severance may be in one lump sum or in installments each Company payroll over the severance period, at the option of the Company. Total severance to which he would be entitled under the plan would be $51,250 based on his annual salary excluding temporary pay reductions at December 31, 2009. Additionally, it is the Company’s policy to pay for COBRA medical and dental benefits premiums for senior management personnel for six months following termination for other than cause. The cost to the Company of this coverage would be $1,393 based on current rates. Mr. Prince’s participation in this severance plan is superseded and replaced by his change in control agreement in the event of a change in control.

Benefits Upon Termination Related to a Change in Control

The Company is party to change in control agreements with each of the named executive officers. These agreements are intended to provide for continuity of management in the event of a change in control (as defined below) and provide that the named executive officers would be entitled to certain severance benefits upon their termination related to a change in control of the Company (as defined below). If as a result of a change in control the named executive officer is terminated without cause (as defined below) or resigns for good reason (as defined below), then the Company would pay the named executive officer: (i) an amount equal to his then current base salary for a 12 month period (“severance salary”); (ii) an award under the annual performance-based award plan equal to the greater of the plan award paid to him for the full fiscal year immediately prior to a change in control and the annualized amount of the plan award accrued for the year in which the change in control occurs (“severance cash incentive plan award”); (iii) payment for any accrued but unused vacation up to the maximum accrual of six weeks; (iv) all unvested options would immediately vest and the period to exercise such options would be the remaining term of the option grant regardless of any shorter period in the Company’s stock option plan; and (v) an amount, grossed up for federal, state and local taxes, in lieu of 1 year of participation in the Company’s life, long-term disability and health insurance plans (“severance benefits”).

Following a severance event (as defined below), the severance salary would be paid in even installments on a bi-weekly basis for a period of 12 months from the date of termination, and the annual performance-based award plan award, severance benefits and accrued vacation amounts would be paid in a lump sum within 2 business days (or in the case of Mr. Wellesley-Wesley, within 20 business days) from the date of termination. The agreements specify that the Company will indemnify the named executive officer and hold him harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities that result from the application of Section 409A of the Code in connection with payments received under the agreements, as long as the officer has complied with the terms of the agreement. Any such payments will be made on a grossed-up basis. The Company has structured the agreements in such a way as to seek to comply with Section 409A of the Code. The Company will also make a gross-up payment in the event that the total payments exceed 115% of the maximum amount that could be paid without becoming subject to the golden parachute excise tax under Section 4999 of the Code. The Company will also indemnify and hold harmless the named executive officer, on an after-tax basis, for any costs, expenses, penalties, fines, interest or other liabilities incurred by him related to the Company’s decision to contest a claim or any imputed income relating to any advance or action taken on the named executive officer’s behalf by the Company with respect to the excise tax. The Company will also pay all legal fees and expenses and the named executive officer’s reasonable expenses with respect to the excise tax. The Company will also pay all fees and expenses of the accounting firm in determining whether a gross up payment is required and its amount.

Mr. Wellesley-Wesley’s change in control agreement is effective until the earlier of August 31, 2010 or his termination for cause (as defined in his employment agreement), physical or mental incapacity or disability, or death. Notwithstanding the foregoing, if there is a change in control while he is employed by the Company, then the term of his change in control agreement would be automatically extended for an additional two years from the date of such change in control.

For purposes of the agreements:

•
“change in control” is defined as: (i) the acquisition, directly or indirectly, by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended), of ownership of 30% or more of either the Company’s then outstanding Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; (ii) individuals who constitute the Board of Directors on the date of the agreement (or whose election or nomination for election to the Board of Directors by the Company’s shareholders was approved by  at least a majority of those individuals, but not if his or her initial assumption of office resulted from an actual or threatened election contest or solicitation of proxies or consents by persons other than the Board of Directors) (the “Incumbent Board”) cease to constitute at least a majority of the Board of Directors; (iii) shareholders approve a reorganization, merger or consolidation unless, following the reorganization, merger or consolidation, 50% of the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned by substantially all of the persons in substantially the same proportions who were beneficial owners immediately before the reorganization, merger or consolidation,  and at least a majority of the Board of Directors after the reorganization, merger or consolidation were members of the Incumbent Board when the initial agreement providing for the reorganization, merger, or consolidation was executed; (iv) shareholders approve a complete liquidation or dissolution of the Company; or (v) shareholders approve the sale or other disposition of all or substantially all of the assets of the Company;

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“cause” is defined as (i) being convicted of a felony crime; (ii) willfully committing any act or willfully omitting to take any action in bad faith and to the material detriment to the Company; (iii) committing an act of active and deliberate fraud against the Company; or (iv) materially breaching any term of the agreement or any written policy of the Company that could expose the Company to significant damages and failing to correct such breach within 10 days after written notice thereof;

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“severance event” is defined as termination of employment of the named executive officer if his termination is related to a change in control and is either without cause or a resignation for good reason; and

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“good reason” is defined as the named executive officer giving notice of his resignation as a result of: (i) a reduction in his base salary or the cap on his incentive pay; (ii) his assignment to any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities which result in a diminution in such position, authority, duties or responsibilities, whether immediately prior to or after the occurrence of a severance event; (iii) the taking of any action by the Company which would adversely affect his participation in, or materially reduce his benefits under any plans, including incentive pay plans or programs, offered by the Company prior to the severance event; or (iv) in the event of or after the occurrence of a severance event, requiring him to be based at any office or location other than in New York City or Long Island (or in the case of Mr. Wellesley-Wesley, other than in New York City, Long Island, or London, U.K.)

The following table shows estimated amounts that would be payable in the event of a change in control in 2010 under change in control agreements between the named executive officers and the Company. Such amounts are based on compensation and benefit plan and other costs in effect at December 31, 2009.

					Early
		Incentive			Vesting
		Plan			of	Tax
	Severance	Award	Severance	Accrued	Stock	Gross	Excise
	Salary1	Severance2	Benefits3	Vacation4	Options5	Up6	Tax7	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)

Michael Wellesley-Wesley	464,100	324,870	23,669	17,850	57,750	17,856	114,944	1,021,039

Jerry Kieliszak	205,000	123,000	23,669	7,885	57,750	17,856	0	435,159

Kevin Prince	205,000	123,000	23,669	7,885	57,750	17,856	0	435,159

1 Amounts represent base salary in effect at December 31, 2009 excluding temporary pay reductions that were restored effective on February 1, 2010.
2 Assumes for this purpose that the target annual performance-based award plan awards for 2010 at 100% achievement would be the greater amount of 2010 projected awards versus 2009 actual awards, which were zero, and that no base salary increases are awarded in 2010.

3 Amounts represent management estimates based on existing life insurance, long-term disability and health insurance plan premiums. Actual amounts would be costs charged by third party insurers to provide comparable benefits to those provided by the Company for the 12 month period following termination.

4 Amounts represent actual accrued vacation at December 31, 2009.
5 The value of the vesting acceleration was calculated by multiplying the number of unvested in-the-money option shares as of December 31, 2009 by the spread between the closing price of our stock as of December 31, 2009, which was $2.08 per share, and the exercise price of such unvested options.  Each of the above named executive officers held 75,000 unvested stock options at December 31, 2009 that were in-the-money options at an exercise price per share of $1.31.

6 The tax gross-up is estimated as that required to compensate for an estimated 43% effective tax rate (federal, state, local and social security tax) on the severance benefits amounts.
7 The change in control agreements for each of the named executive officers state that the Company will hold each harmless, on an after-tax basis, from any taxes, costs, expenses, penalties, fines, interest or other liabilities (the “409A penalties”) that might result from any non-compliance with Section 409A of the Code in connection with payments made under the agreements. Accrued vacation, early vesting of stock options, the portion of payments in lieu of benefits relating to post-termination reimbursement of medical benefits and the 409A limitation of $490,000 are not counted in arriving at the total payments subject to 409A excise tax and interest. Based on these adjustments, the Company estimates that only $323,026 of payments to Mr. Wellesley-Wesley would be subject to 409A excise tax and interest in a scenario in which the change in control payments made to him were determined to not be in compliance with 409A. We assumed a change in control date of December 31, 2009; payment to him of the change in control payments, net of excise tax withheld, on April 15, 2010; an excise tax rate of 20% for purposes of computing excise taxes due to tax authorities; a 5.0% annual interest rate for purposes of computing interest due to tax authorities on the excise tax as measured from the change in control date to the withholding date; and an effective personal income tax rate of 43%, which rate was used to compute the tax gross-up amount of $49,426 included in the amount shown, so as to net him, on an after-tax basis, with the $64,605 excise tax and $913 interest (collectively the 409A penalties) that would be payable to tax authorities. We are required to report this information to disclose what the effect would be if 409A were not complied with. However, we believe that the change in control agreements as structured comply with the requirements of 409A and we intend to comply with 409A to the fullest extent possible, and therefore we believe the aforementioned 409A penalties would likely not be incurred.

The Effects of Regulatory Requirements on Our Executive Compensation

Code Section 162(m).  Section 162(m) of the Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company’s Proxy Statement unless the compensation meets certain specific requirements. Under currently applicable regulations, in general, the named executive officers of the Company are not currently compensated, nor do we expect they would be compensated in the foreseeable future, at a rate that would implicate Code Section 162(m).

Code Section 409A.  Code Section 409A generally modified the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. The Compensation Committee considers the implications under Code Section 409A in determining the design, including the form and timing of deferred compensation, paid to our employees, including named executive officers. The Company administers its non-qualified deferred compensation arrangements in accordance with a reasonable good faith interpretation of the rules and guidance published under Code Section 409A, and will continue to do so.

Code Sections 280G and 4999. Sections 280G and 4999 of the Code limit, respectively, the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on certain executives who receive “excess parachute payments” that are contingent upon a “change in control” (as defined in Code Section 280G). The Compensation Committee considers the adverse tax consequences imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including our named executive officers.

Accounting Rules. Various rules under generally accepted accounting principles determine the extent to which and the manner in which the Company accounts for awards under its incentive programs in its financial statements. The Compensation Committee takes into consideration the accounting treatment of stock options under ASC Topic 718 when determining the types of and value of option grants under the stock option plan for all employees, including our named executive officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Risks Related to Compensation Practices and Programs

The Board of Directors has reviewed the Company’s compensation practices and programs and has concluded that they do not encourage excessive risk taking by management and other employees that could result in a material adverse effect on the Company.

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DIRECTOR COMPENSATION

Director Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2009 to each of the Company’s non-employee directors.

	Fees Earned or		All Other
	Paid in Cash	Option Awards1	Compensation2	Total
Name	($)	($)	($)	($)
(a)	(b)	(d)	(g)	(h)

Peter F. Frey3	10,500	14,583	0	25,083
Richard P. Greenthal4	9,500	14,583	0	24,083
Christopher R. Kelly5	12,500	14,583	0	27,083
Roger L. Ogden6	19,500	14,583	0	34,083
Robert A. Rayne7	10,500	14,583	0	25,083
Michael C. Wheeler	9,500	14,583	5,000	29,083

1 Represents the grant date fair value of stock options awarded to the named directors on the last trading day of July 2009.  The grant date fair value has been computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures. The fair value of each option award is estimated on the date of grant using a Block-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company’s stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield and expected life. The fair values of the annual directors stock option awards granted on July 31, 2009 were estimated based on the following assumptions: exercise price of $1.30 per share (equal to the closing market price per share on the grant date); expected volatility, 89.13%; risk-free interest rate, 2.84%, expected dividend yield, 0.00%; expected life, 6 years; and estimated fair value per option granted, $0.97. The above named directors held the following number of stock options outstanding at December 31, 2009:  Peter F. Frey, 30,000; ; Richard P. Greenthal, 50,835; Christopher R. Kelly, 70,004; Roger L. Ogden, 40,000; Robert A. Rayne, 30,000; ; and Michael C. Wheeler, 50,835.

2All Other Compensation for Mr. Wheeler is explained in the narrative following these footnotes.
3 Chairman of the Audit Committee.
4 Member of the Audit and the Corporate Governance and Nominating Committees until his resignation on October 1, 2009.
5 Member of the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee.
6 Chairman of the Board of Directors, Member of the Audit Committee and Chairman of the Compensation Committee.
7 Member of the Corporate Governance & Nominating Committee.

Mr. Wellesley-Wesley, an employee-director, receives no additional compensation for his services on the Board of Directors.

During 2008 Mr. Wheeler and the Company were parties to a consulting agreement for Mr. Wheeler to provide advisory services with respect to various activities of the Company, including the development of new multimedia products and services arising from the Company’s acquisition of the AXIS product line and the introduction and presentation of AXIS products and services to TV station groups, TV networks, newspaper, radio and online groups. This agreement terminated on December 31, 2008.  Mr. Wheeler was paid $115,000 under this agreement in 2008.  In January 2009, he received a final fee payment of $5,000 for December 2008 services, which fee is included in the All Other Compensation column of the above table.  Additionally, on August 8, 2009 the Company and Mr. Wheeler entered into an agreement that expires June 30, 2010 for Mr. Wheeler’s services in facilitating sales of the Company’s Axis web based service to television station and other groups.  The agreement specifies that Mr. Wheeler will be compensated 4% of the sale in the form of cash and 4% of the sale in the form of non-qualified stock options.  No fees have been earned by or paid to Mr. Wheeler since the inception of the agreement.

Director Compensation Policy

Cash Payments

In 2009, the Company paid its non-employee directors an annual retainer and per meeting fees, in cash. The Chairman of the Board of Directors, Roger L. Ogden, received an annual retainer of $10,000 and each other non-employee director received an annual retainer of $5,000. Fees paid in 2009 for attendance at Board meetings were $1,000 for attendance in person and $500 for attendance by telephone, and for attendance at any committee meeting were $500 for attendance in person and $250 for attendance by telephone. All 2009 retainers and fees were paid in December 2009, rather than quarterly as is typical, as a cash conservation measure. Directors were also reimbursed for travel, meals, lodging and other expenses incidental to attendance at meetings in accordance with the Company’s travel and expense policy.

Commencing on January 1, 2010 the fee structure was changed by the Board of Directors from a per meeting to a fixed fee arrangement, and a change from awarding stock options to restricted stock units. Going forward, cash retainers will be $20,000 per year for each non-employee director, plus an additional cash fee of $15,000 per year to the Chairman of the Board, and additional cash fees of $5,000 per year to the chairs of the Audit, Compensation and Corporate Governance and Nominating Committees.  The cash fees will be paid in four quarterly installments following the end of each quarter of service.

Equity Awards

Pursuant to the terms of the Company’s 2008 Long-Term Incentive Plan, each non-employee director received a non-qualified stock option award for 15,000 shares of Common Stock on the last trading day in July 2009.  Such options were awarded at an exercise price equal to the closing market price on the grant date.  Each option was fully exercisable on the date of grant, and expires 10 years after the date of grant.  The Board of Directors has approved an amendment to the 2008 Long-Term Incentive Plan to remove this provision requiring automatic annual option grants to non-employee directors, and this amendment is among the changes proposed to the Plan that are being voted upon in Proposal 2 of this Proxy Statement.

On December 9, 2009, the Board of Directors authorized the grant of restricted stock units, effective on the grant date of January 4, 2010, to the non-employee directors, as follows:  16,606 units to each non-employee director, an additional 8,303 units to the Chairman of the Board of Directors and an additional 2,767 units to each of the chairs of the three committees of the Board.  The number of RSUs awarded was computed as a dollar amount approved by the Board divided by the average closing price of the Company’s Common Stock for the 20 trading days preceding the December 9, 2009 meeting, or $1.8065 per share.  The dollar amounts used in the denominator were as follows:  for each non-employee director, $30,000; for the Chairman of the Board, $15,000; and for the chairs of each of the three committees of the Board, $5,000.  The RSUs awarded to the non-employee directors will vest on January 4, 2011 on the condition that the director is still serving on the Board of Directors at that time.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has entered into indemnity agreements with each of its directors and named executive officers. The indemnity agreements provide that directors and named executive officers (the “Indemnitees”) will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorney’s fees and expenses), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as director, officer, employee, agent or fiduciary of the Company or as directors, officers, employees or agents of any other company or entity at the request of the Company. The Company will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against the Company or any director or named executive officer of the Company unless the Company consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the Director or named executive officer is not entitled, under Section 723(a) of the New York Business Corporation Law and the indemnity agreement, to indemnification for such expenses.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Messrs. Ogden and Kelly and Ms. Clark-Johnson serve on our Compensation Committee. None of our executive officers served as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our Board of Directors or on our Compensation Committee.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The primary function of the Audit Committee is to represent the Board of Directors of the Company in fulfilling its oversight responsibilities by:

1.	Reviewing the financial reports and other financial related information released by the Company to the public, or in certain circumstances, governmental bodies;

2.	Reviewing the Company’s system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established;

3.	Reviewing the Company’s accounting and financial reporting processes;

4.	Reviewing and appraising with management the performance of the Company’s independent registered public accountants; and,

5.	Providing an open avenue of communication between the independent registered public accountants and the Board.

The responsibilities of the Audit Committee are described in more detail in the charter of the Audit Committee, a copy of which is available on the Company’s website, www.chyron.com. Click on Investors and then click on Corporate Governance. The Audit Committee reviews and assesses the adequacy of the charter annually. The Audit Committee and its charter are intended to comply with applicable rules and regulations of NASDAQ and the SEC as they relate to independent directors and audit committee composition, meetings, responsibilities and duties, and such other requirements governing independent directors and the Company’s Audit Committee.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met 6 times during 2009.

In overseeing the preparation of the Company’s annual financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review the scope of and discuss the results of the audit and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, reviewed with them their fees for audit, audit-related, tax and all other services, and approved those fees prior to being incurred, and discussed matters relating to their independence, including the disclosures made to the Audit Committee as required by Public Company Accounting Oversight Board Rule 3526. The Audit Committee considered whether their provision of non-audit services is compatible with maintaining their independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Peter F. Frey, Chairman
Susan Clark-Johnson
Roger L. Ogden
March 24, 2010

Audit and Other Fees

The following table presents fees for professional services rendered by BDO Seidman, LLP for the audit of  the Company’s annual financial statements for the years ended December 31, 2009 and 2008 and the review of the Company’s quarterly financial statements during those years, and fees billed for other services rendered by BDO during those periods (in U.S. dollars):

	For Year Ended December 31,
	2009	2008
Audit Fees1	235,410	217,645
Audit-Related Fees2	60,331	50,833
Tax Fees3	47,314	58,120
	343,055	326,598

1 Consists of fees and expenses for audit of the Company’s annual financial statements and SAS 100 review of quarterly financial statements included in Form 10-Q.
2 Consists primarily of fees and expenses for employee benefit plans audits.
3 Consists of fees and expenses for tax compliance, advice and planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice. There were no other fees associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO Seidman, LLP, independent registered public accounts (“BDO”), to audit the Company’s financial statements for the fiscal year ending December 31, 2010.  The Board of Directors proposes that the shareholders ratify this appointment. BDO served in this capacity for the year 2009. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event that shareholders do not ratify the appointment of BDO as the Company’s independent registered public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accountants.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A
VOTE FOR THIS PROPOSAL.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock subject to equity compensation plans in effect as of December 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights2	Weighted average exercise price of outstanding stock options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))3
	(#)	($)	(#)
	(a)	(b)	(c)

Equity compensation plans approved by shareholders1	3,549,094	2.55	234,418

Equity compensation plans not approved by shareholders	0	0	0

Total	3,549,094	2.55	234,418

1 These plans consist of our 2008 Long-Term Incentive Plan and our 1999 Incentive Compensation Plan. No further awards may be made under the 1999 Incentive Compensation Plan.
2 Includes 225,000 unvested restricted stock units under our 2008 Long-Term Incentive Plan, each of which will result in the issuance of one share of Common Stock upon vesting.
3 This amount does not include the 3,000,000 shares of Common Stock proposed to be added to our 2008 long-Term Incentive Plan as described in Proposal 2 in this Proxy Statement.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 16, 2010, certain information about all persons who, to our knowledge, were beneficial owners of more than 5% of our Common Stock1.

	Shares Beneficially Owned2
Name and Address of Beneficial Owner	Number	Percent3

Entities affiliated with LMS Capital plc4	2,891,391	18.16%
and Robert A. Rayne12
Carlton House, 33 Robert Adam Street
London, W1U 3HR
England, U.K.

Christopher R. Kelly5	2,251,854	14.10%
800 Fifth Avenue, Suite 4100
Seattle, WA 98104

Michael I. Wellesley-Wesley6	1,417,514	8.71%
c/o Chyron Corporation
5 Hub Drive
Melville, New York 11747

Security Ownership of Management
The following table sets forth, as of March 16, 2010, certain information with respect to the beneficial ownership of our Common Stock by each of our directors and director nominees, each of our named executive officers and all of our current directors and executive officers as a group1.

	Shares Beneficially Owned2
Name of Beneficial Owner	Number	Percent3

Robert A. Rayne4,12	2,891,391	18.16%

Christopher R. Kelly5	2,251,854	14.10%

Michael I. Wellesley-Wesley6	1,417,514	8.71%

Jerry Kieliszak7	214,568	1.33%

Kevin Prince8	146,307	*

Peter F. Frey9	142,552	*

Roger L. Ogden10	55,500	*

Michael C. Wheeler11	47,835	*

Susan Clark-Johnson	0	*

All directors and executive officers
as a group (9 persons)	7,167,520	42.72%
                              * Less than one percent (1%).

The above total number of shares beneficially owned at March 16, 2010 by all 5% or more shareholders, directors and executive officers was 7,167,520, shown above, representing 42.72% of the total of shares issued and outstanding and shares that may be acquired upon the exercise of equity awards exercisable within 60 days of that date, calculated in accordance with the rules of the SEC. The total number of issued and outstanding shares beneficially owned at March 16, 2010 by all 5% or more shareholders, directors and executive officers, not counting shares that may be acquired within 60 days of that date, was 6,284,959, representing 39.51% of the Company’s total shares then issued and outstanding.

1 These tables are based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”) and/or the beneficial owner.

2  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to equity awards exercisable within 60 days of March 16, 2010 are deemed outstanding. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

3  In calculating the percent of the outstanding shares of Common Stock, 15,905,307 shares of Common Stock which were outstanding on March 16, 2010, as well as, where applicable, all shares issuable on the exercise of equity awards within 60 days of March 16, 2010 held by the particular beneficial owner that are included in the column to the left of this column, are deemed to be outstanding.

4  Includes 1,238,464 shares beneficially owned by LMS Tiger Investments Limited (“Tiger”), 134,680 shares beneficially owned by Lion Investments Ltd. (“Lion”), and 1,410,719 shares beneficially owned by Westpool Investment Trust plc (“Westpool”). Tiger, Lion and Westpool are investment companies wholly-owned by LMS Capital plc (“LMS”). By virtue of this relationship, LMS is an indirect beneficial owner of the securities owned by Tiger, Lion and Westpool.  Mr. Robert A. Rayne, a director of the Company, is Chief Executive Officer, a director and a principal shareholder of LMS and shares voting and investment control over these shares with two other executive directors of LMS.  Mr. Rayne disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. The amount shown also includes 87,528 shares owned by Mr. Rayne and stock options owned by Mr. Rayne for 20,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 16, 2010. The total of 2,891,391 is reported in the above table as beneficially owned by both LMS and Mr. Rayne. See note (12) below.

5  Includes 2,078,746 shares owned by Christopher R. Kelly and 113,104 shares beneficially owned by Mr. Kelly as follows: Kelly Children’s Trust, 14,666; Oona Andrea Kelly (daughter), 39,219; Isabella Van Cortland Kelly (daughter), 39,219; Christopher R. Kelly Family Foundation, 10,000; and, Kelly Foundation of Washington, 10,000.   Includes 60,004 shares that may be acquired by Mr. Kelly upon the exercise of options exercisable within 60 days of March 16, 2010.

6  Includes 892,715 shares directly owned by Sun Life Pension Management and Paris Investments Limited for which Mr. Wellesley-Wesley is deemed to be the beneficial owner, 68,038 shares directly owned by Liberty SIPP Limited and Michael Wellesley-Wesley, 12,252 shares directly owned by him, 14,231 shares owned in his account in the Company’s 401k Plan, and 63,666 shares directly owned by his spouse. Also includes 360,418 shares that may be acquired upon the exercise of options exercisable and 6,194 shares that may be acquired upon the exercise of restricted stock units exercisable within 60 days of March 16, 2010.

7  Includes 1,253 shares owned directly and 11,593 shares owned in his account in the Company’s 401k Plan.  Also includes 199,308 shares that may be acquired upon the exercise of options exercisable and 2,414 shares that may be acquired upon the exercise of restricted stock units exercisable within 60 days of March 16, 2010.

8  Includes 2,919 shares owned directly, 140,974 shares that may be acquired upon the exercise of options exercisable and 2,414 shares that may be acquired upon the exercise of restricted stock units exercisable within 60 days of March 16, 2010.

9 Includes 122,552 shares owned directly and 20,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 16, 2010.

10 Includes 25,500 shares owned directly and 30,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 16, 2010.

11 Includes 7,000 shares owned directly and 40,835 shares that may be acquired upon the exercise of options exercisable within 60 days of March 16, 2010.

12  Mr. Rayne owns 87,528 shares directly and stock options for 20,000 shares that may be acquired upon the exercise of options exercisable within 60 days of March 16, 2010. Mr. Rayne is also affiliated with LMS which beneficially owns 2,783,863 shares. See note (4) above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Business Conduct and Ethics provides for review and approval in advance in writing by the Audit Committee of the Board of Directors of any material related party transactions. The most significant related party transactions, particularly those involving the Company’s directors or executive officers, must be reviewed and approved in advance in writing by the Company’s Board of Directors.

On August 8, 2009, the Company entered into an agreement with one of its directors, Michael Wheeler, to compensate Mr. Wheeler for his services in facilitating sales of the Company’s AXIS web-based graphics creation service to television station and other groups.  The agreement specifies that Mr. Wheeler will be compensated in an amount of 4% of any sale in the form of cash and 4% of any sale in the form of non-qualified stock options.  No fees have been earned by or paid to Mr. Wheeler since the inception of this agreement.  The term of the agreement expires on June 30, 2010.  In addition, during 2008 Mr. Wheeler and the Company were parties to a consulting agreement under which Mr. Wheeler was paid $105,000 in 2008 and $5,000 in 2009. For additional information, see the Director Compensation Table in the “Director Compensation” section of this Proxy Statement.

We have also entered into indemnification agreements with each of our named executive officers and directors. See “Indemnification of Directors and Officers” elsewhere in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file with the SEC reports of ownership and changes in beneficial ownership of our Common Stock. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that, during fiscal year 2009, all filing requirements applicable to our executive officers, directors and greater than ten percent 10% beneficial owners, except for one Form 4 which was filed 1 day late due to the delay in receipt of information from a broker, were met on a timely basis.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report.  Nevertheless, we are required to disclose the names of directors, officers and greater than 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. At the date of this Proxy Statement, we had received a written statement that no such filing is required from all such persons.

OTHER MATTERS ARISING AT THE ANNUAL MEETING

The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

SHAREHOLDER PROPOSALS

We presently anticipate that the 2011 Annual Meeting of shareholders will be held on or about May 11, 2011.

Rule 14a-8 of the Securities Exchange Act of 1934, as amended, establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. Under the rule, if a shareholder wants to include a proposal in the Company’s proxy materials for its next Annual Meeting, the proposal must be received by the Company on or before December 3, 2010, and comply with the eligibility requirements and procedures of Rule 14a-8. A shareholder who wishes to present a matter for action at the Company’s next Annual Meeting but not included in the Proxy Statement must deliver to the Company, not later than February 16, 2011, a written notice of the matter. Proposals that are not received in a timely manner will not be voted on at the 2011 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of the Company’s Corporate Secretary, at Chyron Corporation, 5 Hub Drive, Melville, NY 11747.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K filed with the SEC, for the year ended December 31, 2009, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of $0.50 per page or a minimum charge of $10.00. Such written requests should be directed to the Company’s corporate Secretary at Chyron Corporation, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of March 31, 2010, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. You may also obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, by going to our website at www.chyron.com and clicking on Investors, then Financial Information, and then SEC Filings. The Company incorporates herein the Annual Report by reference.

By Order of the Board of Directors,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive Officer and Director

Melville, New York
April 2, 2010

APPENDIX A

(AS PROPOSED TO BE AMENDED SUBJECT TO SHAREHOLDER APPROVAL)
(PROPOSED CHANGES APPEAR IN SECTIONS 2.24, 4, 6.2, 8.12 AND 17.10)

CHYRON CORPORATION
2008 LONG-TERM INCENTIVE PLAN

Chyron Corporation, a New York corporation (the “Company”), sets forth herein the terms of its 2008 Long-Term Incentive Plan (the “Plan”), as follows:

1.           PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash and other stock-based awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.           DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.           “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2.           “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a fiscal year period.

2.3.           “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, cash or other stock-based award under the Plan.

2.4.           “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company to a Grantee, that evidences and sets out the terms and conditions of an Award.

2.5.           “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such rule).

2.6.           “Board” means the Board of Directors of the Company.

2.7.           “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an Affiliate at or before the Grant Date: (i) engaging in any act, omission or misconduct that is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or an Affiliate’s  government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s Services.

2.8.           “Change in Control” shall have the meaning set forth in Section 16.2.

2.9.           “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10.         “Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board.  The Compensation Committee of the Board may, in its discretion, designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee) or cause the Committee to (i) consist solely of persons who are “non-employee directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) consist solely of persons who are Outside Directors, or (iii) satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.

2.11.         “Company” means Chyron Corporation, a New York corporation, or any successor corporation.

2.12.         “Common Stock” or “Stock” means common stock of the Company, par value $0.01 per share.

2.13.         “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m) of the Code, as qualified by Section 14.5 herein.

2.14.           “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability has the meaning as set forth in Section 22(e)(3) of the Code.

2.15.           “Effective Date” means the date set forth in Section 17.10 herein.

2.16.           “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17.           “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) the closing sale price reported for a share of Common Stock on such date on the national securities exchange or national market system on which such stock is principally traded, or if such date is not a trading day, the trading day immediately preceding such date on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A).

2.18.           “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.19.           “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.20.           “Grantee” means a person who receives or holds an Award under the Plan.

2.21.           “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22.           “Incumbent Board” shall have the meaning set forth in Section 16.2.

2.23.           “Non-Employee Director” means a director of the Company who is not otherwise an officer or employee of the Company or any Affiliate.

2.24.           [DEFINITION TO BE DELETED] “Non-Employee Director Annual Option” shall have the meaning set forth in Section 8.12.

2.24.           “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25.           “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26.           “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27.           “Outside Director” means a member of the Board who is not an officer or employee of the Company or an Affiliate, determined in accordance with the requirements of Section 162(m) of the Code.

2.28.           “Outstanding Company Common Stock” shall have the meaning set forth in Section 16.2.

2.29.           “Outstanding Company Voting Securities” shall have the meaning set forth in Section 16.2.

2.30.           “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.31.           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof.

2.32.           “Plan” means this Chyron Corporation 2008 Long-Term Incentive Plan.

2.33.           “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.34.           “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.35.           “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.36.           “Restricted Stock Unit” means a bookkeeping entry representing the equivalent number of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37.           “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.38.           “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.39.           “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.40.           “Separation from Service” means a termination of Service by a Service Provider, as determined by the Committee, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.41.           “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.42.           “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.43.           “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44.           “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.45.           “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.46.           “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.47.           “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.           ADMINISTRATION OF THE PLAN

3.1.           General.

The Committee shall have such powers and authority related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i)             designate Grantees;

(ii)            determine the type or types of Awards to be made to a Grantee;

(iii)           determine the number of shares of Stock to be subject to an Award;

(iv)             establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)             prescribe the form of each Award Agreement; and

(vi)            amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i)  causes the Option or SAR to become subject to Section 409A, (ii) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price or (iii) would be treated as a repricing under the rules of the exchange upon which the Company’s Stock trades, without, with respect to item (i), the Grantee’s written prior approval, and with respect to items (ii) and (iii), without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.

3.2.           Deferral Arrangement.

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.3.           No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.4.           Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.           STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 16 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be [TO DELETE 2,000,000 AND INSERT 5,000,000]. All such shares of Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.  The maximum number of shares of Common Stock (constituting, or underlying, any Awards) that may be awarded to any one Grantee during any calendar year shall not exceed 200,000. In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Grantee shall be $5,000,000, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Grantee on an annualized basis shall be $5,000,000.

The Committee may adopt reasonable procedures for making adjustments in accordance with Section 16. If the Option Price of any Option granted under the Plan, or if pursuant to Section 17.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. With respect to stock-based Awards, to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Grantee, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Grantee in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Grantee and will be available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5.           EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.           Term.

The Plan shall be effective as of the Effective Date and shall terminate on the ten (10) year anniversary of the Effective Date, unless terminated on any earlier date as provided in Section 5.2.

5.2.           Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded.

6.           AWARD ELIGIBILITY AND LIMITATIONS

6.1.           Service Providers and Other Persons.

Subject to this Section 6, Awards may be made to any Service Provider as the Committee shall determine and designate from time to time in its discretion.

[INSERT NEW PARAGRAPH 6.2 BELOW IN LIEU OF DELETED PARAGRAPH 8.12]
6.2.           Non-Employee Director Awards.

Unless otherwise determined by the Board, the terms of an Award to a Non-Employee Director shall be as follows:

(i)           If the exercise price per share of an Award is other than zero, the exercise price per share of Stock purchasable upon exercise of an Award to a Non-Employee Director will be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of the Award.

(ii)           An Award to a Non-Employee Director will expire 10 years after the date of grant, regardless of whether the Non-Employee Director ceases to serve as a director of the Company for any reason.

(iii)           Each Award to a Non-Employee Director will be exercisable in full on the date of grant unless otherwise determined by the Board in a resolution adopted on or prior to the date of grant.

(iv)           If a grant of an Award to a Non-Employee Director cannot be made in full due to the limitation set forth in Section 4, such grant shall be made to the greatest extent then permitted under Section 4.

6.3.           Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.4.           Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.           AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Stock Options.

8.           TERMS AND CONDITIONS OF OPTIONS

8.1.           Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that (i) in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date, and (ii) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the Grant Date.

8.2.           Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including without limitation performance requirements) as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded up to the next nearest whole number.

8.3.           Term.

Unless otherwise specified in the Award Agreement, each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the fifth (5th) anniversary of the Grant Date.

8.4.           Separation from Service.

Except as otherwise provided in an Award Agreement, if a Grantee’s employment with or service to the Company or Affiliate terminates for any reason other than Cause, (i) Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for a period of not more than 90 days after such termination (one year in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination.  In the event of the termination of a Grantee’s employment or service for Cause, all outstanding Options granted to such Grantee shall expire on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

8.5.           Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

8.6.           Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.  Except as otherwise provided by the Committee, payments hereunder shall be made in cash or cash equivalents acceptable to the Company. Notwithstanding anything contained herein to the contrary, the Committee may, solely in its discretion, approve payment in whole or in part by an alternative method, including (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted shares of Stock already owned by the Grantee on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) in any other form that is consistent with applicable laws, regulations and rules (under certain circumstances, including, but not limited to, notes or other contractual obligations of the Grantee to make payment on a deferred basis), or (iv) any combination of the foregoing.

8.7.           Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.           Delivery of Stock Certificates or Other Evidence of Ownership.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or other evidence of his or her ownership of the shares of Stock subject to the Option.

8.9.           Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.           Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.           Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only: (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

[TO DELETE PARAGRAPH 8.12 BELOW IN ITS ENTIRETY]
8.12.           Non-Employee Director Annual Option Grants.

(i)             At the close of business on the last trading day of each July, each then-current Non-Employee Director will be automatically granted an annual Option (each, a “Non-Employee Director Annual Option”).  Unless otherwise determined by the Board in a resolution adopted on or prior to the date of the annual meeting of the Company’s shareholders that coincides with or most recently precedes the date of grant of each Non-Employee Director Annual Option, the number of shares of Stock to be subject to each such Non-Employee Director Annual Option shall be 15,000, in each case subject to adjustment as provided in Section 16.1.

(ii)            Unless otherwise determined by the Board, other terms of Non-Employee Director Annual Options shall be as follows:

(A)           The exercise price per share of Stock purchasable upon exercise of a Non-Employee Director Annual Option will be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of the Option.

(B)            A Non-Employee Director Annual Option will expire 10 years after the date of grant, regardless of whether the Non-Employee Director ceases to serve as a director of the Company for any reason.

(C)            Each Non-Employee Director Annual Option will be exercisable in full on the date of grant.

(iii)            If an automatic grant of Non-Employee Director Annual Options authorized under this Section 8.12 cannot be made in full due to the limitation set forth in Section 4, such grants shall be made to the greatest extent then permitted under Section 4.

9.           TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.           Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, which shall be at least the Fair Market Value of one share of Stock on the date of grant. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed on the Grant Date.  SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award.

9.2.           Other Terms.

The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.           Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten years.

9.4.           Payment of SAR Amount.  Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)   the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(ii)   the number of Shares with respect to which the SAR is exercised.

SARs may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

10.           TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.           Restrictions.

At the time of grant, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 14.  Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2.           Restricted Stock Certificates or Other Evidence of Ownership.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates (or other evidence of ownership) for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates (or other evidence of ownership) shall be delivered to the Grantee, provided, however, that such certificates (or other evidence of ownership) shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.           Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.4.           Rights of Holders of Restricted Stock Units.

10.4.1.        Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 17.9 for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.        Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

10.4.3.        Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.           Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6.           Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Committee, in consideration for past Services rendered.

10.7.           Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate (or other evidence of ownership) for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.           TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Award of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. Unless otherwise provided by the Committee, Awards of Unrestricted Stock shall be paid within the time period specified in Section 17.9 for short-term deferrals.

12.           OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in other such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

13.           FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

13.1.           General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 13.

13.2.           Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

13.3.           Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

13.4.           Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.

14.           TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.           Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 and 14.3 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code.

14.2.           Performance Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.        Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2.  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

14.2.2.        Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues or margin; (3) increase in cash flow; (4) operating margin; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization (EBITDA); pretax earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; and (14) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.  One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 14.3 hereof.

14.2.3.        Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

14.2.4.        Performance Award Pool.

The Committee may establish a Performance Award pool, which shall be an unfunded pool, in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof during the given performance period, as specified by the Committee in accordance with Section 14.2.3 hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

14.2.5.        Settlement of Performance Awards; Other Terms.

The Committee shall determine the amount, if any, of (i) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Grantee in the Performance Award pool, or (ii) the amount of any potential Performance Award otherwise payable to each Grantee.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 14.2. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.           Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.3.

14.3.1.        Annual Incentive Award Pool.

The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, in connection with Annual Incentive Awards.  The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof during the given performance period, as specified by the Committee in accordance with Section 14.2.3 hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

14.3.2.        Potential Annual Incentive Awards.

Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine the Grantees who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 14.3.1 hereof or as individual Annual Incentive Awards.  In the case of individual Annual Incentive Awards intended to qualify under Section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 14.2.2 hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.  In all cases, the maximum Annual Incentive Award of any Grantee shall be subject to the limitation set forth in Section 4 hereof.

14.3.3.        Settlement of Annual Incentive Awards.

The Committee shall determine the amount, if any, of (i) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Grantee in the Annual Incentive Award pool, or (ii) the amount of any potential Annual Incentive Award otherwise payable to each Grantee. The Committee may, in its discretion, determine that the amount payable to any Grantee as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Grantee prior to the end of a fiscal year or settlement of such Annual Incentive Award.

14.4.           Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.5.           Status of Performance and Annual Incentive Awards Under Section 162(m) of the Code.

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 14.2 and 14.3 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulatory guidance thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulatory guidance thereunder. Accordingly, the terms of Section 14, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulatory guidance thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulatory guidance thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.           REQUIREMENTS OF LAW

15.1.           General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2.           Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.           EFFECT OF CHANGES IN CAPITALIZATION

16.1.           Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company (to the extent applicable); provided that any such adjustment shall comply with Section 409A. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

16.2.           Definition of Change in Control.

Unless an Award Agreement provides for a different meaning, a “Change in Control” shall mean the occurrence of any of the following:

             (i)        the acquisition, directly or indirectly, by any individual, entity, group or Person of ownership of 30% or more of either (a) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”), or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

             (ii)        during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director during such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened stockholder proposal pursuant to Rule 14a-8 of Regulation 14A promulgated under the Exchange Act or other solicitation of proxies or consents by or on behalf of a Person other than the Board;

             (iii)        approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 50% of, respectively, the then outstanding shares of Common Stock of the Company resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (y) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

             (iv)        approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

             (v)        approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control with respect to such Award or Awards unless the Company is deemed to have undergone a change in control pursuant to the definition in Section 409A.

16.3.           Effect of Change in Control; Corporate Transactions

Unless an Award Agreement explicitly provides otherwise, all outstanding Options and/or SARs shall become immediately exercisable and fully vested upon the consummation of a Change in Control, without regard to any time and/or performance vesting conditions. In addition, unless an Award Agreement explicitly provides otherwise, if the Company is to be consolidated with or acquired by another entity in a merger or a sale of all or substantially all of the Company’s assets, and such transaction also constitutes or is otherwise consummated in connection with a Change in Control (a “Corporate Transaction”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options and/or SARs, either (i) make appropriate provision for the continuation of such Options and/or SARs by substituting on an equitable basis for the Shares then subject to such Options and/or SARs either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Options and/or SARs in exchange for a cash payment equal to the excess of the Fair Market Value (determined as of the date of consummation of the Corporate Transaction) of the Shares subject to such Options and/or SARs over the exercise price thereof.

Unless an Award Agreement explicitly provides otherwise, in the event of a Change in Control, the Committee shall waive any or all Company vesting, repurchase and/or forfeiture rights and conditions with respect to outstanding Restricted Stock and/or Restricted Stock Units.  In addition, in the event of a Corporate Transaction, unless an Award Agreement explicitly provides otherwise, with respect to outstanding grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock, the Committee or the Successor Board, shall either (i) make appropriate provisions for the continuation of such grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock by substituting on an equitable basis for the Shares then subject to such Restricted Stock, Restricted Stock Units and/or Unrestricted Stock either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock in exchange for a cash payment equal to the excess of the Fair Market Value (determined as of the date of consummation of the Corporate Transaction) of the Shares subject to such Restricted Stock, Restricted Stock Units and/or Unrestricted Stock over the purchase price thereof, if any.

16.4.           Reorganization Which Does Not Constitute a Change in Control.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

16.5.           Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole share.

16.6.           No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.           GENERAL PROVISIONS

17.1.           Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.           Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3.           Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.           Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5.           Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

17.6.           Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.           Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.           Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of New York, without regard to any choice of law principles thereof or of any other jurisdiction.

17.9.           Short-Term Deferrals.

For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

17.10.           Stockholder Approval; Effective Date of Plan.

The Plan shall be effective as of May 14, 2008, the date of its approval by the shareholders of the Company (the “Effective Date”) [INSERT “as amended and approved by the shareholders of the Company on May 19, 2010”].